                                                                    EXHIBIT 10.1

                                                                  Execution Copy

================================================================================

               SENIOR SECURED, SUPER-PRIORITY DEBTOR-IN-POSSESSION

                                CREDIT AGREEMENT

                           Dated as of October 5, 2004

                                      among

      CHOICE ONE COMMUNICATIONS INC., CHOICE ONE COMMUNICATIONS OF NEW YORK
         INC., CHOICE ONE COMMUNICATIONS OF CONNECTICUT INC., CHOICE ONE COMMUNICATIONS OF MAINE INC., CHOICE ONE COMMUNICATIONS OF MASSACHUSETTS INC., CHOICE ONE OF NEW HAMPSHIRE INC., CHOICE ONE COMMUNICATIONS OF OHIO
        INC., CHOICE ONE COMMUNICATIONS OF PENNSYLVANIA INC., CHOICE ONE COMMUNICATIONS OF RHODE ISLAND INC., CHOICE ONE COMMUNICATIONS OF VERMONT
      INC., CHOICE ONE COMMUNICATIONS INTERNATIONAL INC., CHOICE ONE ONLINE
          INC., CHOICE ONE COMMUNICATIONS OF VIRGINIA INC., CHOICE ONE
      COMMUNICATIONS SERVICES INC., US XCHANGE INC., US XCHANGE OF INDIANA,
     L.L.C., US XCHANGE OF ILLINOIS, L.L.C., US XCHANGE OF MICHIGAN, L.L.C.,
                      and US XCHANGE OF WISCONSIN, L.L.C.,

                       as Borrowers and as Credit Parties,

                          THE LENDERS SIGNATORY HERETO

                                FROM TIME TO TIME

                                   as Lenders,

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                               as Agent and Lender

                                       and

                              WACHOVIA BANK, N.A.,

                                 as Swap Issuer

================================================================================

                                TABLE OF CONTENTS
                                   (continued)

                                TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                   ----
1.       AMOUNT AND TERMS OF CREDIT..............................................................................    4
         1.1      Credit Facilities..............................................................................    4
         1.2      Intentionally omitted..........................................................................    7
         1.3      Commitment Termination by Borrowers; Prepayments...............................................    7
         1.4      Use of Proceeds.  .............................................................................    8
         1.5      Interest and Applicable Margins................................................................    9
         1.6      Eligible Accounts.  ...........................................................................   10
         1.7      Intentionally omitted..........................................................................   12
         1.8      Cash Management Systems.  .....................................................................   12
         1.9      Fees...........................................................................................   12
         1.10     Receipt of Payments.  .........................................................................   13
         1.11     Application and Allocation of Payments.........................................................   13
         1.12     Loan Account and Accounting.  .................................................................   13
         1.13     Indemnity......................................................................................   14
         1.14     Access.  ......................................................................................   15
         1.15     Taxes..........................................................................................   16
         1.16     Capital Adequacy; Increased Costs; Illegality..................................................   16
         1.17     Single Loan.  .................................................................................   18
         1.18     Super Priority Nature of Obligations and Lenders' Liens........................................   18
         1.19     Payment of Obligations.  ......................................................................   18
         1.20     No Discharge; Survival of Claims.  ............................................................   18
         1.21     Release.  .....................................................................................   19
         1.22     Waiver of any Primary Rights.  ................................................................   19

2.       CONDITIONS PRECEDENT....................................................................................   19
         2.1      Conditions to the Initial Loans.  .............................................................   19
         2.2      Further Conditions to Each Loan.  .............................................................   21

3.       REPRESENTATIONS AND WARRANTIES..........................................................................   22
         3.1      Corporate Existence; Compliance with Law.  ....................................................   22
         3.2      Executive Offices, Collateral Locations, FEIN.  ...............................................   22
         3.3      Corporate Power, Authorization, Enforceable Obligations.  .....................................   23
         3.4      Financial Statements.  ........................................................................   23
         3.5      Material Adverse Effect.  .....................................................................   24

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                   Page
                                                                                                                   ----
         3.6      Ownership of Property; Liens.  ................................................................   24
         3.7      Labor Matters.  ...............................................................................   25
         3.8      Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness......................   25
         3.9      Government Regulation.  .......................................................................   25
         3.10     Margin Regulations.  ..........................................................................   26
         3.11     Taxes.  .......................................................................................   26
         3.12     ERISA..........................................................................................   26
         3.13     No Litigation.  ...............................................................................   27
         3.14     Brokers.  .....................................................................................   27
         3.15     Intellectual Property.  .......................................................................   28
         3.16     Full Disclosure.  .............................................................................   28
         3.17     Environmental Matters..........................................................................   28
         3.18     Insurance.  ...................................................................................   29
         3.19     Deposit and Disbursement Accounts.  ...........................................................   29
         3.20     Intentionally omitted..........................................................................   29
         3.21     Intentionally omitted..........................................................................   29
         3.22     Bonding; Licenses.  ...........................................................................   29
         3.23     The Budget.  ..................................................................................   29
         3.24     Communications Regulatory Matters..............................................................   29
         3.25     Prepetition Lender Obligations; Defenses.  ....................................................   30
         3.26     Subordinated Debt.  ...........................................................................   30
         3.27     Reorganization Matters.........................................................................   31

4.       FINANCIAL STATEMENTS AND INFORMATION....................................................................   31
         4.1      Reports and Notices............................................................................   31
         4.2      Communication with Accountants.  ..............................................................   32

5.       AFFIRMATIVE COVENANTS...................................................................................   32
         5.1      Maintenance of Existence and Conduct of Business.  ............................................   32
         5.2      Payment of Charges.............................................................................   32
         5.3      Books and Records.  ...........................................................................   33
         5.4      Insurance; Damage to or Destruction of Collateral..............................................   33

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                   Page
                                                                                                                   ----
         5.5      Compliance with Laws.  ........................................................................   34
         5.6      Supplemental Disclosure.  .....................................................................   34
         5.7      Intellectual Property.  .......................................................................   35
         5.8      Environmental Matters.  .......................................................................   35
         5.9      Landlords' Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases.  .......   35
         5.10     Restructuring Advisers.  ......................................................................   36
         5.11     Consultant to Agent's Counsel.  ...............................................................   36
         5.12     Budget Extension.    ..........................................................................   36
         5.13     Further Assurances.  ..........................................................................   36

6.       NEGATIVE COVENANTS......................................................................................   36
         6.1      Mergers, Subsidiaries, Etc.  ..................................................................   37
         6.2      Investments; Loans and Advances.  .............................................................   37
         6.3      Indebtedness...................................................................................   37
         6.4      Employee Loans and Affiliate Transactions......................................................   38
         6.5      Capital Structure and Business.  ..............................................................   38
         6.6      Guaranteed Indebtedness.  .....................................................................   39
         6.7      Liens.  .......................................................................................   39
         6.8      Sale of Stock and Assets.  ....................................................................   39
         6.9      ERISA.  .......................................................................................   39
         6.10     Financial Covenants.  .........................................................................   40
         6.11     Hazardous Materials.  .........................................................................   40
         6.12     Sale-Leasebacks.  .............................................................................   40
         6.13     Cancellation of Indebtedness.  ................................................................   40
         6.14     Restricted Payments.  .........................................................................   40
         6.15     Change of Corporate Name, State of Incorporation or Location; Change of Fiscal Year.  .........   40
         6.16     No Impairment of Intercompany Transfers.  .....................................................   40
         6.17     No Speculative Transactions.  .................................................................   40
         6.18     Intentionally omitted..........................................................................   41
         6.19     Leases.  ......................................................................................   41
         6.20     Changes Relating to Subordinated Debt.  .......................................................   41

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                   Page
                                                                                                                   ----
         6.21     Case Matters.  ................................................................................   41
         6.22     Repayment of Indebtedness.  ...................................................................   41
         6.23     Chapter 11 Claims.  ...........................................................................   42

7.       TERM....................................................................................................   42
         7.1      Termination.  .................................................................................   42
         7.2      Survival of Obligations Upon Termination of Financing Arrangements.  ..........................   42

8.       EVENTS OF DEFAULT; RIGHTS AND REMEDIES..................................................................   42
         8.1      Events of Default.  ...........................................................................   42
         8.2      Remedies.......................................................................................   46
         8.3      Waivers by Credit Parties.  ...................................................................   47

9.       ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT.....................................................   47
         9.1      Assignment and Participations..................................................................   48
         9.2      Appointment of Agent.  ........................................................................   50
         9.3      Agent's Reliance, Etc.  .......................................................................   51
         9.4      GE Capital and Affiliates.  ...................................................................   51
         9.5      Lender Credit Decision.  ......................................................................   52
         9.6      Indemnification.  .............................................................................   52
         9.7      Successor Agent.  .............................................................................   53
         9.8      Setoff and Sharing of Payments.  ..............................................................   53
         9.9      Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.......................   54

10.      SUCCESSORS AND ASSIGNS..................................................................................   56
         10.1     Successors and Assigns.  ......................................................................   56

11.      MISCELLANEOUS...........................................................................................   57
         11.1     Complete Agreement; Modification of Agreement.  ...............................................   57
         11.2     Amendments and Waivers.........................................................................   57
         11.3     Fees and Expenses.  ...........................................................................   59
         11.4     No Waiver.  ...................................................................................   61
         11.5     Remedies.  ....................................................................................   61
         11.6     Severability.  ................................................................................   61
         11.7     Conflict of Terms.  ...........................................................................   61

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                   Page
                                                                                                                   ----
         11.8     Confidentiality.  .............................................................................   61
         11.9     GOVERNING LAW.  ...............................................................................   62
         11.10    Notices.  .....................................................................................   63
         11.11    Section Titles.  ..............................................................................   63
         11.12    Counterparts.  ................................................................................   63
         11.13    WAIVER OF JURY TRIAL.  ........................................................................   63
         11.14    Press Releases and Related Matters.  ..........................................................   64
         11.15    Reinstatement.  ...............................................................................   64
         11.16    Advice of Counsel.  ...........................................................................   64
         11.17    No Strict Construction.  ......................................................................   64
         11.18    Parties Including Trustees; Bankruptcy Court Proceedings.  ....................................   64
         11.19    Prepetition Loan Agreement.  ..................................................................   65

12.      JOINT AND SEVERAL LIABILITY; CROSS-GUARANTY.............................................................   65
         12.1     Joint and Several Liability; Cross-Guaranty.  .................................................   65
         12.2     Waivers by Borrowers.  ........................................................................   65
         12.3     Benefit of Guaranty.  .........................................................................   66
         12.4     Waiver of Subrogation, Etc.  ..................................................................   66
         12.5     Election of Remedies.  ........................................................................   66
         12.6     Intentionally Omitted..........................................................................   66
         12.7     Intentionally Omitted..........................................................................   66
         12.8     Liability Cumulative.  ........................................................................   66
         12.9     Subordination..................................................................................   67

                               INDEX OF APPENDICES

Annex A (Recitals)            -     Definitions
Annex B (Section 3.23)        -     Budget
Annex C (Section 1.8)         -     Cash Management System
Annex D (Section 2.1(a))      -     Closing Checklist
Annex E (Section 4.1(a))      -     Financial Statements - Reporting
Annex F (Section 4.1(b))      -     Collateral Reports
Annex G (Section 6.10)        -     Financial Covenants
Annex H (Section 9.9(a))      -     Lenders' Wire Transfer Information
Annex I (Section 11.10)       -     Notice Addresses
Annex J (from Annex A         -
Commitments definition)             Commitments as of Closing Date

Exhibit 1.1(a)(i)             -     Form of Notice of Revolving Credit Advance
Exhibit 1.1(a)(ii)            -     Form of Revolving Note
Exhibit 1.1(c)(ii)            -     Form of Swing Line Note
Exhibit 1.5(e)                -     Form of Notice of Conversion/Continuation
Exhibit 4.1(b)                -     Form of Borrowing Base Certificate
Exhibit 9.1(a)                -     Form of Assignment Agreement
Exhibit A-1                   -     Form of Interim Order
Exhibit A-2                         Form of Hedging Agreement
Disclosure Schedule (2.1)     -     First Day Orders
Disclosure Schedule (3.1)     -     Type of Entity; State of Organization
Disclosure Schedule (3.2)     -     Executive Offices, Collateral Locations,
                                    FEIN
Disclosure Schedule (3.4)     -     Financial Statements
Disclosure Schedule (3.5)           Material Adverse Effect
Disclosure Schedule (3.6)     -     Real Estate and Leases
Disclosure Schedule (3.7)     -     Labor Matters
Disclosure Schedule (3.8)     -     Ventures, Subsidiaries and Affiliates;
                                    Outstanding Stock
Disclosure Schedule (3.9)     -     Government Regulation
Disclosure Schedule (3.11)    -     Tax Matters
Disclosure Schedule (3.12)    -     ERISA Plans
Disclosure Schedule (3.13)    -     Litigation
Disclosure Schedule (3.15)    -     Intellectual Property
Disclosure Schedule (3.17)    -     Hazardous Materials
Disclosure Schedule (3.18)    -     Insurance
Disclosure Schedule (3.19)    -     Deposit and Disbursement Accounts
Disclosure Schedule (3.20)    -     Government Contracts
Disclosure Schedule (3.22)    -     Bonds; Patent, Trademark Licenses
Disclosure Schedule (3.24)    -     Communications Licenses
Disclosure Schedule (3.25)    -     Prepetition Lender Obligations
Disclosure Schedule (5.1)     -     Trade Names
Disclosure Schedule (6.3)     -     Indebtedness
Disclosure Schedule (6.4(a))  -     Transactions with Affiliates

Disclosure Schedule (6.7)     -     Existing Liens

      This SENIOR SECURED, SUPER-PRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT (this "Agreement"), dated as of October 5, 2004 among CHOICE ONE COMMUNICATIONS INC., a Delaware corporation ("COC"), CHOICE ONE COMMUNICATIONS OF NEW YORK INC., a Delaware corporation ("COCNY"), CHOICE ONE COMMUNICATIONS OF CONNECTICUT INC., a Delaware corporation ("COCCT"), CHOICE ONE COMMUNICATIONS OF MAINE INC., a Delaware corporation ("COCME"), CHOICE ONE COMMUNICATIONS OF MASSACHUSETTS INC., a Delaware corporation ("COCMA"), CHOICE ONE OF NEW HAMPSHIRE INC., a Delaware corporation ("COCNH"), CHOICE ONE COMMUNICATIONS OF OHIO INC., a Delaware corporation ("COCOH"), CHOICE ONE COMMUNICATIONS OF PENNSYLVANIA INC., a Delaware corporation ("COCPA"), CHOICE ONE COMMUNICATIONS OF RHODE ISLAND INC., a Delaware corporation ("COCRI"), CHOICE ONE COMMUNICATIONS OF VERMONT INC., a Delaware corporation ("COCVT"), CHOICE ONE COMMUNICATIONS INTERNATIONAL INC., a Delaware corporation ("COCIN"), CHOICE ONE ONLINE INC., a New York corporation ("COCON"), CHOICE ONE COMMUNICATIONS OF VIRGINIA INC., a Virginia corporation ("COCVA"), CHOICE ONE COMMUNICATIONS SERVICES INC., a Delaware corporation ("COCSE"), US XCHANGE INC., a Delaware corporation ("USEX"), US XCHANGE OF INDIANA, L.L.C., a Delaware limited liability company ("USIN"), US XCHANGE OF ILLINOIS, L.L.C., a Delaware limited liability company ("USIL"), US XCHANGE OF MICHIGAN, L.L.C., a Delaware limited liability company ("USMI"), and US XCHANGE OF WISCONSIN, L.L.C., a Delaware limited liability company ("USWI"), each as a debtor-in-possession (COC, COCNY, COCCT, COCME, COCMA, COCNH, COCOH, COCPA, COCRI, COCVT, COCIN, COCON, COCVA, COCSE, USEX, USIN, USIL, USMI, and USWI are sometimes collectively referred to herein as the "Borrowers" and individually as a "Borrower"); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as Agent for Lenders and Swap Issuer, the other Lenders signatory hereto from time to time, and WACHOVIA BANK, N.A. (in its individual capacity, "Wachovia"), as Swap Issuer.

                                    RECITALS

      WHEREAS, on October 5, 2004 (the "Petition Date"), the Borrowers commenced Chapter 11 Case Nos. _______ through ______, as administratively consolidated at Chapter 11 Case No. ______ (each a "Chapter 11 Case" and collectively, the "Chapter 11 Cases") by filing separate voluntary petitions for reorganization under Chapter 11 of Title 11 of the United States Code, Sec. 11 U.S.C. 101 et seq. (the "Bankruptcy Code"), with the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The Borrowers continue to operate their businesses and manage their properties as debtors and debtors-in-possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code;

      WHEREAS, prior to the Petition Date, certain of the Lenders and other financial institutions provided financing to the Borrowers other than COC pursuant to that certain Third Amended and Restated Credit Agreement, dated as of September 13, 2002, among such Borrowers, the other credit parties signatory thereto, GE Capital, as agent and as a lender, and the other financial institutions from time to time signatory thereto as lenders (as amended, modified or supplemented, the "Prepetition Loan Agreement");

      WHEREAS, prior to the Petition Date, Swap Issuer and the Borrowers other than COC were party to that certain Swap Transaction Confirmation dated as of September 1, 2000 (as amended, modified or otherwise supplemented from time to time, and together with all agreements, documents, notes, instruments and any other agreements delivered pursuant thereto, the "Pre-Petition Swap Agreement") executed subject to and pursuant to the terms of that certain ISDA Master Agreement dated August 24, 2000 (as supplemented pursuant to that certain Schedule to the Master Agreement dated as of August 24, 2000, the "Master Swap Agreement"), by and among the Borrowers other than COC and Swap Issuer;

      WHEREAS, the Borrowers have requested that Lenders provide a senior secured, super-priority revolving credit facility to Borrowers of up to Twenty Million Dollars ($20,000,000.00) in the aggregate to fund the working capital requirements of the Borrowers during the pendency of the Chapter 11 Case, and to make Adequate Protection Payments;

      WHEREAS, the Borrowers have requested that, in exchange for Swap Issuer foregoing rights to receive a termination fee under the Pre-Petition Swap Agreement as a result of the Chapter 11 Cases, Swap Issuer enter into a senior secured, super-priority swap agreement with Borrowers pursuant to the Master Swap Agreement and otherwise on substantially the same terms as set forth in the Pre-Petition Swap Agreement with such changes as are acceptable to Borrowers and Swap Issuer;

      WHEREAS, Lenders are willing to make certain loans and other extensions of credit to Borrowers of up to such amount upon the terms and conditions set forth herein;

      WHEREAS, Borrowers have agreed to secure all of their obligations under the Loan Documents by granting to Agent, for the benefit of Agent, Lenders and Swap Issuer, a security interest in and lien upon all of their existing and after-acquired personal and real property;

      WHEREAS, the Borrowers' business is a mutual and collective enterprise and the Borrowers believe that the consolidation of all loans and other financial accommodations under this Agreement will enhance the aggregate borrowing powers of the Borrowers and facilitate the administration of the Chapter 11 Case and their loan relationship with the Agent and the Lenders, all to the mutual advantage of the Borrowers and their respective Subsidiaries;

      WHEREAS, each Borrower acknowledges that it will receive substantial direct and indirect benefits by reason of the making of loans and other financial accommodations to the other Borrowers as provided in this Agreement;

      WHEREAS, the Agent's, the Lenders' and Swap Issuer's willingness to extend financial accommodations to the Borrowers, and to administer each Borrower's collateral security therefor, on a combined basis as more fully set forth in this Agreement, is done solely as an accommodation to the Borrowers and at the Borrowers' request and in furtherance of the Borrowers' mutual and collective enterprise; and

      WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1. AMOUNT AND TERMS OF CREDIT

      1.1 Credit Facilities.

            (a) Revolving Credit Facility.

                  (i) Subject to the terms and conditions hereof, each Lender agrees to make available to Borrowers from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a "Revolving Credit Advance"). The Pro Rata Share of the Revolving Loan of any Lender shall not at any time exceed its Commitment. The obligations of each Lender hereunder shall be several and not joint. Until the Commitment Termination Date, Borrowers may borrow, repay and reborrow under this Section 1.1(a); provided that the amount of any Revolving Credit Advance to be made at any time shall not exceed Borrowing Availability at such time and any voluntary repayment of less than the entire outstanding principal amount of the Revolving Loan shall be in a minimum amount of $100,000.00 or an integral multiple of $50,000.00 in excess of such amount. Borrowing Availability may be reduced by Reserves imposed by Agent against the Borrowing Base in its reasonable credit judgment. Moreover, the sum of the Revolving Loan and Swing Line Loan outstanding to the Borrowers shall not exceed at any time the Borrowing Base. Each Revolving Credit Advance shall be made on notice by Borrower Representative on behalf of the applicable Borrowers to one of the representatives of Agent identified in Annex I at the address specified therein. Any such notice must be given no later than (1) 11:00 a.m. (New York time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (2) 11:00 a.m. (New York time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a "Notice of Revolving Credit Advance") must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(a)(i), and shall include the information required in such Exhibit and such other information as may be required by Agent. If the Borrowers desire to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, Borrower Representative must comply with Section 1.5(e).

                  (ii) Except as provided in Section 1.12, upon request by Agent, the Borrowers shall execute and deliver to each Lender a note to evidence the Commitment of that Lender. Each note shall be in the principal amount of the Commitment of the applicable Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(a)(ii) (each a "Revolving Note" and, collectively, the "Revolving Notes"). Each Revolving Note shall represent the joint and several obligations of each of the Borrowers to pay the amount of the applicable Lender's Commitment or, if less, such Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances to the Borrowers together with any due and unpaid interest thereon as prescribed in Section 1.5 on the terms and in the manner set forth therein. The entire unpaid balance of the aggregate Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

                  (iii) Anything in this Agreement to the contrary notwithstanding, at the request of Borrower Representative, in its discretion Agent may (but shall have absolutely no obligation to), make Revolving Credit Advances to Borrowers on behalf of Lenders in amounts that cause the outstanding balance of the aggregate Revolving Loan to exceed the Borrowing Base (less the Swing Line Loan) (any such excess Revolving Credit Advances are herein referred to collectively as "Overadvances"); provided that (A) no such event or occurrence shall cause or constitute a waiver of Agent's, Swing Line Lender's or Lenders' right to refuse to make any further Overadvances, Swing Line Advances or Revolving Credit Advances, as the case may be, at any time that an Overadvance exists, and (B) no Overadvance shall result in a Default or Event of Default based on Borrowers' failure to comply with
Section 1.3(b)(i) for so long as Agent permits such Overadvance to be outstanding, but solely with respect to the amount of such Overadvance. In addition, Overadvances may be made even if the conditions to lending set forth in Section 2 have not been met. All Overadvances shall constitute Index Rate Loans, shall bear interest at the Default Rate and shall be payable on demand. Except as otherwise provided in Section 1.11(b), the authority of Agent to make Overadvances is limited to an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000.00)(the "Maximum Overadvance Amount") at any time (provided, however, that the Maximum Overadvance Amount may be increased with the consent of the Requisite Lenders), does not include the authority to cause the aggregate Revolving Loan to exceed the Maximum Amount, and may be revoked prospectively by a written notice to Agent signed by Lenders holding more than 50% of the Commitments.

            (b) Intentionally omitted.

            (c) Swing Line Facility.

                  (i) Agent shall notify the Swing Line Lender upon Agent's receipt of any Notice of Revolving Credit Advance. Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances (each, a "Swing Line Advance") in accordance with any such notice. The provisions of this
Section 1.1(c) shall not relieve Lenders of their obligations to make Revolving Credit Advances under Section 1.1(a); provided that if the Swing Line Lender makes a Swing Line Advance pursuant to any such notice, such Swing Line Advance shall be in lieu of any Revolving Credit Advance that otherwise may be made by Lenders pursuant to such notice. The aggregate amount of Swing Line Advances outstanding shall not exceed at any time the least of (A) the Swing Line Commitment, (B) the difference between the Borrowing Base and the Carve-Out, less the outstanding balance of the Revolving Loan at such time and (C) the Budget Limit (which shall not be applicable to the extent a Swing Line Advance is being requested solely to finance the payment of reasonable professional fees and expenses) ("Swing Line Availability"). Until the Commitment Termination Date, Borrowers may from time to time borrow, repay and reborrow under this
Section 1.1(c). Each Swing Line Advance shall be made pursuant to a Notice of Revolving Credit Advance delivered to Agent by Borrower Representative on behalf of the applicable Borrower in accordance with Section 1.1(a). Any such notice must be given no later than 12:00 noon (New York time) on the Business Day of the proposed Swing Line Advance. Unless the Swing Line Lender has received at least one Business Day's prior written notice from Requisite Lenders instructing it not to make a Swing Line Advance, the Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Section 2.2, be entitled to fund that Swing Line Advance, and to have each Lender make Revolving Credit Advances in accordance with Section 1.1(c)(iii). Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing

Line Loan shall constitute an Index Rate Loan. Borrowers shall repay the aggregate outstanding principal amount of the Swing Line Loan upon demand therefor by Agent.

                  (ii) Upon request of the Swing Line Lender, the Borrowers shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment. Such note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(c)(ii) (each a "Swing Line Note" and, collectively, the "Swing Line Notes"). Each Swing Line Note shall represent the joint and several obligations of each Borrower to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to the Borrowers together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Swing Line Loan shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

                  (iii) The Swing Line Lender, at any time and from time to time no less frequently than once weekly shall on behalf of the Borrowers (and each Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Lender (including the Swing Line Lender) to make a Revolving Credit Advance to the Borrowers (which shall be an Index Rate Loan) in an amount equal to that Lender's Pro Rata Share of the principal amount of the Swing Line Loan (the "Refunded Swing Line Loan") outstanding on the date such notice is given. Regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Lender shall disburse directly to Agent, its Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender prior to 3:00 p.m. (New York time) in immediately available funds on the Business Day next succeeding the date that notice is given. The proceeds of those Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan of the Borrowers.

                  (iv) Intentionally omitted.

                  (v) Each Lender's obligation to make Revolving Credit Advances in accordance with Section 1.1(c)(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of the Borrowers to satisfy the conditions precedent to borrowing set forth in this Agreement at any time or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Lender does not make available to Agent or the Swing Line Lender, as applicable, the amount required pursuant to Section 1.1(c)(iii), the Swing Line Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Index Rate thereafter.

            (d) Reliance on Notices; Appointment of Borrower Representative. Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation or similar notice believed by

Agent to be genuine. Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary. Each Borrower hereby designates COC as its representative and agent (the "Borrower Representative") on its behalf for the purposes of issuing Notices of Revolving Credit Advances and Notices of Conversion/Continuation, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. Borrower Representative hereby accepts such appointment. Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

      1.2 Intentionally omitted.

      1.3 Commitment Termination by Borrowers; Prepayments.

            (a) Termination of Commitment by Borrowers. Borrowers may at any time on at least ten (10) days' prior written notice by Borrower Representative to Agent terminate the Commitment; provided that upon such termination, all Loans and other Obligations shall be immediately due and payable in full. Any such termination of the Commitment must be accompanied by the payment of any LIBOR funding breakage costs in accordance with Section 1.13(b). Upon any such termination of the Commitment, each Borrower's right to request Revolving Credit Advances shall simultaneously be terminated. Borrowers shall not be permitted to partially reduce the amount of the Commitment.

            (b) Mandatory Prepayments.

                  (i) If at any time either (A) the aggregate outstanding balances of the Revolving Loan and the Swing Line Loan exceed the Maximum Amount or (B) the aggregate outstanding balances of the Revolving Loan and the Swing Line Loan (excluding any Overadvances) exceed the difference between the Borrowing Base and the Carve-Out, then in either such case, Borrowers shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess. Notwithstanding the foregoing, any Overadvance made pursuant to Section 1.1(a)(iii) shall be repaid in accordance with Section 1.1(a)(iii).

                  (ii) Immediately upon receipt by any Credit Party of cash proceeds of any asset disposition, Borrowers shall prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrowers in connection therewith (in each case, paid to non-Affiliates), (B) transfer or other taxes, (C) amounts payable to holders of senior Liens on such asset (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(c). The following shall not be subject to mandatory prepayment under this clause (ii):
(1) proceeds of sales of Inventory in the ordinary course of business; (2) asset disposition proceeds of less than $500,000 in the aggregate since the Closing Date and (3) asset disposition proceeds that are reinvested in Equipment, Fixtures or Real Estate within ninety (90) days following receipt thereof; provided that Borrower notifies Agent of its intent to reinvest at the time such proceeds are received and when such reinvestment occurs.

            (c) Application of Certain Mandatory Prepayments. Any prepayments made by any Borrower pursuant to Section 1.3(b)(ii) above or Section 5.4(c) below or the Mortgages shall be applied as follows: first, to Fees and reimbursable expenses of Agent and the Senior Lender Steering Committee then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Swing Line Loan; third, to the principal balance of the Swing Line Loan outstanding until the same has been repaid in full; fourth, to interest then due and payable on Revolving Credit Advances; fifth, to the principal balance of Revolving Credit Advances outstanding until the same has been paid in full; sixth, to all other Obligations excluding the Hedging Agreement Obligations until paid in full; and seventh, to all Hedging Agreement Obligations until paid in full. Neither the Commitment nor the Swing Line Commitment shall be permanently reduced by the amount of any such prepayments pursuant to Section 1.3(b)(i) above. The Commitment shall be reduced by the amount of any such prepayments pursuant to Section 1.3(b)(ii).

            (d) Intentionally Omitted.

            (e) No Implied Consent. Nothing in this Section 1.3 shall be construed to constitute Agent's or any Lender's consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

      1.4 Use of Proceeds. Borrowers shall utilize the proceeds of the Loans solely to pay interest, fees and expenses with respect to the Loans and Hedging Agreement Obligations, to make Adequate Protection Payments, to pay scheduled payments due under the Hedging Agreement (which for the avoidance of doubt shall not include termination fees or termination payments), and to pay operating expenses and other amounts for general corporate and ordinary course purposes of the Borrowers in accordance with the Budget, including ongoing administrative expenses of the Borrowers associated with the Chapter 11 Case. Borrowers shall not be permitted to use the proceeds of the Loans: (i) for the payment of interest and principal with respect to Subordinated Debt, except as provided herein, (ii) to finance in any way any action, suit, arbitration, proceeding, application, motion or other litigation of any type or preparation for any of the foregoing (A) adverse to the interests of Agent and Lenders or their rights and remedies under this Agreement, the other Loan Documents, the Interim Order or the Final Order, (B) adverse to the interests of the Prepetition Agent and Prepetition Lenders or their rights and remedies under the Prepetition Loan Agreement and the other Prepetition Loan Documents, (C) adverse to the interests of the Bridge Agent and the Bridge Lenders or their rights and remedies under the Bridge Loan Agreement and the other Bridge Loan Documents, or

(D) adverse to the interests of Swap Issuer, solely in its capacity as a party to the Hedging Agreement, or its rights and remedies under the Hedging Agreement, including without limitation, with respect to each of clauses (A),
(B), (C) and (D) above, challenging the validity, perfection, priority, extent or enforceability of the Obligations, the Prepetition Lender Obligations, the Bridge Loan Obligations, the Hedging Agreement Obligations or the Liens securing any of the foregoing, (iii) to make any distribution under a plan of reorganization in any Chapter 11 Case or (iv) to make any payment in settlement of any claim, action or proceeding, before any court, arbitrator or other governmental body without the prior written consent of Agent, except as contemplated by the Budget.

      1.5 Interest and Applicable Margins.

            (a) Borrowers shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum; and
(ii) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum.

            (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

            (c) All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate is a floating rate determined for each day. Each determination by Agent of an interest rate and Fees hereunder shall be presumptive evidence of the correctness of such rates and Fees.

            (d) So long as an Event of Default has occurred and is continuing under Section 8.1(a), or so long as any other Event of Default has occurred and is continuing and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower Representative, the interest rates applicable to the Loans shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder unless Agent or Requisite Lenders elect to impose a smaller increase (the "Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest at the Default Rate shall accrue, in the case of an Event of Default under Section 8.1(a), from the initial date of such Event of Default, or in all other cases from the date of such notice, until that Event of Default is cured or waived and shall be payable upon demand.

            (e) Subject to the conditions precedent set forth in Section 2.2, Borrower Representative shall have the option to (i) request that any Revolving Credit Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans (other than the Swing Line Loan) from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an

Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with
Section 1.13(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan (other than the Swing Line Loan) as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued. Any Loan or group of Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $1,000,000.00 and integral multiples of $100,000.00 in excess of such amount. Any such election must be made by 11:00 a.m. (New York time) on the third Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower Representative wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower Representative in such election. If no election is received with respect to a LIBOR Loan by 11:00 a.m. (New York time) on the third Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default has occurred and is continuing or if the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower Representative must make such election by notice to Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of Exhibit 1.5(e).

            (f) Notwithstanding anything to the contrary set forth in this
Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate.

      1.6 Eligible Accounts. All of the Accounts owned by each Borrower and reflected in the most recent Borrowing Base Certificate delivered by the Borrowers to Agent shall be "Eligible Accounts" for purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies. Agent shall have the right to establish or, modify or eliminate Reserves against Eligible Accounts from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below and to establish new criteria, in its reasonable credit judgment, reflecting changes in the collectibility or realization values of such Accounts arising or discovered by Agent after the Closing Date subject to the approval of Requisite Lenders in the case of adjustments or new criteria which have the effect of making more credit available. Eligible Accounts shall not include any Account of any Borrower:

            (a) that does not arise from the sale of goods or the performance of services by such Borrower in the ordinary course of its business;

            (b) (i) upon which such Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or
(ii) as to which such Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to such Borrower's completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

            (c) to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account;

            (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

            (e) with respect to which an invoice, reasonably acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor;

            (f) that (i) is not owned by such Borrower or (ii) is subject to any Lien of any other Person, other than Liens in favor of Agent on behalf of itself and Lenders and Permitted Encumbrances;

            (g) that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity that has any common officer or director with any Credit Party;

            (h) that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless Agent, in its sole discretion, has agreed to the contrary in writing and such Borrower, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting assignment thereof;

            (i) that is the obligation of an Account Debtor located in a foreign country other than Canada unless payment thereof is assured by a letter of credit assigned and delivered to Agent, reasonably satisfactory to Agent as to form, amount and issuer;

            (j) to the extent such Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to such Borrower or any Subsidiary thereof but only to the extent of the potential offset;

            (k) that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional, but only to the extent that and so long as such payment is conditional;

            (l) that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

                  (i) the Account is not paid within the earlier of: sixty (60) days following its due date or ninety (90) days following its original invoice date;

                  (ii) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

                  (iii) a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

            (m) that is the obligation of an Account Debtor if fifty percent (50%) or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section 1.6;

            (n) as to which Agent's Lien thereon, on behalf of itself and Lenders, is not a first priority perfected Lien;

            (o) as to which any of the representations or warranties in the Loan Documents are untrue in any material respect;

            (p) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

            (q) to the extent such Account exceeds any credit limit established by Agent, in its reasonable credit judgment, following prior notice of such limit by Agent to Borrower Representative;

            (r) to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination exceed fifteen percent (15%) of all Eligible Accounts; or

            (s) that is payable in any currency other than Dollars.

      1.7 Intentionally omitted.

      1.8 Cash Management Systems. Borrowers will maintain until the Termination Date, the cash management systems described in Annex C (the "Cash Management Systems").

      1.9 Fees.

            (a) Borrowers shall pay to GE Capital, (i) individually, a collateral monitoring fee of $15,000 per calendar month, payable in advance on the Closing Date with respect to the period commencing on the Closing Date and ending on October 31, 2004 and on the first Business Day of each month thereafter, commencing January 1, 2005 or such earlier date on which the Borrowers shall have begun providing the Agent with the collateral reports referred to in Annex F as required by Section 2.2(e) and (ii) for the ratable benefit of the Lenders, on the Closing Date, an upfront fee equal to $400,000. All such fees shall be fully earned and nonrefundable when paid.

            (b) As additional compensation for the Lenders, Borrowers shall pay to Agent, for the ratable benefit of the Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a Fee for Borrowers' non-use of available funds in an amount equal to the Applicable Unused Line Fee Margin per annum (calculated on the basis of a 360 day year for actual days elapsed) multiplied by the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the aggregate Revolving Loan and the Swing Line Loan outstanding during the period for which such Fee is due.

      1.10 Receipt of Payments. Borrowers shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the Business Day on which immediately available funds therefor are received in the Collection Account prior to 2:00 p.m. New York time. Payments received after 2:00 p.m. New York time on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

      1.11 Application and Allocation of Payments.

            (a) Subject to Section 1.3(c), each Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all payments received from or on behalf of such Borrower against the Obligations of Borrowers as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records. In the absence of a specific determination by Agent with respect thereto and at all times following the acceleration of the Obligations pursuant to Section 8.2, all payments and proceeds of Collateral shall be applied to amounts then due and payable in the order set forth in Section 1.3(c).

            (b) Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of each Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the Revolving Loan, owing by Borrowers under this Agreement or any of the other Loan Documents if and to the extent Borrowers fail to pay promptly any such amounts as and when due, even if the amount of such charges would exceed Borrowing Availability at such time. At Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

      1.12 Loan Account and Accounting. Agent shall maintain a loan account (the "Loan Account") on its books to record: all Advances and the Revolving Loan, all payments made by Borrowers, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by each Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower's duty to pay the Obligations. Agent shall render to Borrower Representative a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account as to each Borrower for the immediately preceding month. Unless Borrower Representative notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall be presumptive evidence of all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

      1.13 Indemnity.

            (a) Except as otherwise set forth in Sections 1.13(b), 1.15 and 1.16, each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Agent, Lenders, the respective members of the Senior Lender Steering Committee and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted by any third party or by any Credit Party against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and reasonable legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

            (b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) the Borrowers shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) the Borrowers shall refuse to accept any borrowing of, or shall request a termination of, any borrowing of, conversion into or continuation of, LIBOR Loans after Borrower Representative has given notice requesting the same in accordance herewith; or (iv) the Borrowers shall fail to make any prepayment of a LIBOR Loan after Borrower Representative has given a notice thereof in accordance herewith, then Borrowers shall jointly and severally indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower Representative with its written calculation of all amounts payable pursuant to this Section 1.13(b), and such calculation shall be binding on the parties hereto unless Borrower Representative shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

      1.14 Access. Each Credit Party that is a party hereto shall, during normal business hours, from time to time upon two (2) Business Days' prior notice as frequently as Agent reasonably determines to be appropriate: (a) provide Agent and each Lender and any of their respective officers, employees, consultants and agents access to its properties, facilities, advisors, officers and employees of each Credit Party and to the Collateral, (b) permit Agent and each Lender and any of their respective officers, employees, consultants and agents, to inspect, audit and make extracts from any Credit Party's books and records, and (c) permit Agent and each Lender and any of their respective officers, employees, consultants and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts and other Collateral of any Credit Party. If an Event of Default has occurred and is continuing, each such Credit Party shall provide such access to Agent and to each Lender (or any consultant retained thereby) and to Swap Issuer (or any consultant retained thereby) at all times and without advance notice. Furthermore, so long as any Event of Default has occurred and is continuing, Borrowers shall provide Agent and each Lender with access to their suppliers and customers. Each Credit Party shall make available to Agent and its counsel or each Lender and its counsel reasonably promptly originals or copies of all books and records that Agent or any Lender may reasonably request. Each Credit Party shall deliver any document or instrument necessary for Agent, as it may from time to time reasonably request, to obtain records from any service bureau or other Person that maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party. Agent will give Lenders at least five (5) days' prior written notice of regularly scheduled audits. Representatives of other Lenders may accompany Agent's representatives on regularly scheduled audits at no charge to Borrowers.

      1.15 Taxes.

            (a) Any and all payments by each Borrower hereunder (including any payments made pursuant to Section 12) or under the Notes shall be made, in accordance with this Section 1.15, free and clear of and without deduction for any and all present or future Taxes. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (including any sum payable pursuant to Section 12) or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.15) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) such Borrower shall make such deductions, and (iii) such Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower Representative shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof.

            (b) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and, within ten (10) days of demand therefor, pay Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.15) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

            (c) Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower Representative and Agent a properly completed and executed IRS Form W-8ECI or Form W-8BEN or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "Certificate of Exemption"). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower Representative and Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person fails to deliver a Certificate of Exemption in advance of becoming a Lender.

      1.16 Capital Adequacy; Increased Costs; Illegality.

            (a) If any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrowers shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower Representative and to Agent shall be presumptive evidence of the matters set forth therein.

            (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower Representative and to Agent by such Lender, shall be presumptive evidence of the matters set forth therein. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Section 1.16(b).

            (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's reasonable opinion, materially adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower Representative through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) the Borrowers shall forthwith prepay in full all outstanding LIBOR Loans owing to such Lender, together with interest accrued thereon, unless Borrower Representative on behalf of such Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Index Rate Loans.

            (d) Within thirty (30) days after receipt by Borrower Representative of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in Sections 1.15(a), 1.16(a) or 1.16(b), Borrower Representative may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default has occurred and is continuing, Borrower Representative, with the consent of Agent, may obtain, at Borrowers' expense, a replacement Lender ("Replacement Lender") for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Agent. If Borrowers obtain a Replacement Lender within ninety (90) days following notice of their intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale and such assignment shall not require the payment of an assignment fee to Agent; provided, that Borrowers shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, Borrowers shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within 15 days following its receipt of Borrowers' notice of intention to replace such Affected Lender. Furthermore, if Borrowers give a notice of intention to replace and do not so replace such Affected Lender within ninety (90) days thereafter, Borrowers' rights under this
Section 1.16(d) shall terminate with respect to such Affected Lender and Borrowers shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.15(a), 1.16(a) and 1.16(b).

      1.17 Single Loan. All Loans to the Borrowers and all of the other Obligations of the Borrowers arising under this Agreement and the other Loan Documents shall constitute one general obligation of the Borrowers secured, until the Termination Date, by all of the Collateral.

      1.18 Super Priority Nature of Obligations and Lenders' Liens.

            (a) The liens and security interests granted to Lenders and Swap Issuer on the Collateral owned by the Borrowers shall have the priority and senior secured status afforded by Sections 364(c) and 364(d) of the Bankruptcy Code to the extent provided and as more fully set forth in the Financing Orders.

            (b) All Obligations shall constitute administrative expenses of Borrowers in the Chapter 11 Case, with administrative priority status under Sections 364(c) and 364(d) of the Bankruptcy Code to the extent provided and as more fully set forth in the Financing Orders.

            (c) Lenders' and Swap Issuers' Liens on the Collateral owned by the Borrowers and its administrative claim under Sections 364(c) and 364(d) of the Bankruptcy Code afforded the Obligations shall also have priority over any claims arising under Section 506(c) of the Bankruptcy Code subject and subordinate only to the extent provided and as more fully set forth in the Financing Orders. Except as set forth herein or in the Financing Orders, no other claim having a priority superior or pari passu to that granted to Lenders and Swap Issuer by the Financing Orders shall be granted or approved while any Obligations under this Agreement remain outstanding.

      1.19 Payment of Obligations. Upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents, Lenders and Swap Issuer shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.

      1.20 No Discharge; Survival of Claims. Borrowers agree that (a) the Obligations hereunder shall not be discharged by the entry of an order confirming a plan of reorganization in any Chapter 11 Case (and Borrowers pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waive any such discharge) and (b) the superpriority administrative claim granted to Agent, Lenders and Swap Issuer pursuant to the Financing Orders and described in
Section 1.18 and the Liens granted to Agent and Swap Issuer pursuant to the Financing Orders and described in Section 1.18 shall not be affected in any manner by the entry of an order confirming a plan of reorganization in any Chapter 11 Case.

      1.21 Release. Each Borrower hereby acknowledges effective upon entry of the Final Order, that Borrowers or any of their Subsidiaries have no defense, counterclaim, offset, recoupment, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of the Borrowers' or their Subsidiaries' liability to repay Agent or any Lender as provided in this Agreement or to seek in connection with this Agreement affirmative relief or damages of any kind or nature from Agent or any Lender. Borrowers, each in their own right and with respect to the Borrowers, on behalf of their bankruptcy estates, and on behalf of all their successors, assigns, Subsidiaries and any Affiliates and any Person acting for and on behalf of, or claiming through them (collectively, the "Releasing Parties"), hereby fully, finally and forever release and discharge Agent and Lenders and all of Agent's and Lenders' past and present officers, directors, servants, agents, attorneys, assigns, heirs, parents, subsidiaries, and each Person acting for or on behalf of any of them (collectively, the "Released Parties") of and from any and all past, present and future actions, causes of action, demands, suits, claims, liabilities, Liens, lawsuits, adverse consequences, amounts paid in settlement, costs, damages, debts, deficiencies, diminution in value, disbursements, expenses, losses and other obligations of any kind or nature whatsoever, whether in law, equity or otherwise (including, without limitation, those arising under Sections 541 through 550 of the Bankruptcy Code and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Released Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this Agreement, the Interim Order, the Final Order and the transactions contemplated hereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing.

      1.22 Waiver of any Primary Rights. Upon the Closing Date, and on behalf of themselves and their estates, and for so long as any Obligation shall be outstanding, Borrowers hereby irrevocably waive any right, pursuant to Sections 364(c) or 364(d) of the Bankruptcy Code or otherwise, to grant any Lien of equal or greater priority than the Lien securing the Obligations, or to approve a claim of equal or greater priority than the Obligations except as expressly provided in the Financing Orders.

2. CONDITIONS PRECEDENT

      2.1 Conditions to the Initial Loans. No Lender shall be obligated to make any Loan on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner reasonably satisfactory to Agent, or waived in writing by Agent and Requisite Lenders:

            (a) Credit Agreement; Loan Documents. This Agreement and the other Loan Documents or counterparts thereof shall have been duly executed by, and delivered to, Borrowers, Agent, Lenders and Swap Issuer and shall be in full force and effect; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D, each in form and substance reasonably satisfactory to Agent and the Requisite Lenders.

            (b) Intentionally omitted.

            (c) Approvals. Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all consents, waivers and approvals required or deemed appropriate by the Agent of all Persons including all Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents or (ii) an officer's certificate in form and substance reasonably satisfactory to Agent affirming that no such consents or approvals are required.

            (d) Intentionally omitted.

            (e) Payment of Fees. Borrowers shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in Section 1.9, shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Closing Date, and shall have paid the reasonable fees and expenses of legal counsel and financial advisors to the Senior Lender Steering Committee and the Bridge Lender Steering Committee, which condition may be satisfied by the initial Revolving Credit Advance hereunder.

            (f) Intentionally omitted.

            (g) Intentionally omitted.

            (h) Intentionally omitted.

            (i) Intentionally omitted.

            (j) Entry by the Bankruptcy Court of the Interim Order, by no later than 5 days after the Petition Date in form and substance reasonably satisfactory to the Agent and the Requisite Lenders, approving the transactions contemplated hereby and granting a first priority perfected security interest in the Collateral subject to the Carve-Out and valid and existing Liens on the Petition Date other than those securing the Prepetition Lender Obligations and containing limitations during the pendency of the Chapter 11 Cases on payments in respect of the Prepetition Lender Obligations and the Prepetition Indebtedness satisfactory to Agent and the Requisite Lenders.

            (k) Intentionally omitted.

            (l) Borrowers shall have maintained the Cash Management System described in Annex C and Borrowers shall have obtained appropriate court orders approving such system, all as acceptable to Agent and the Requisite Lenders; and

            (m) The "first day" orders described on Disclosure Schedule (2.1) in form and substance satisfactory to Agent and the Requisite Lenders shall have been entered in the Chapter 11 Case.

      2.2 Further Conditions to Each Loan. Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Advance or convert or continue any Loan as a LIBOR Loan, if, as of the date thereof:

            (a) the Advance requested would cause the aggregate outstanding amount of the Loans to exceed the amount then authorized by the Financing Orders;

            (b) (i) any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect as of such date as determined by Agent or Requisite Lenders, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement and Agent or Requisite Lenders have determined not to make such Advance, convert or continue any Loan as LIBOR Loan as a result of the fact that such warranty or representation is untrue or incorrect;

            (c) any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance, and Agent or Requisite Lenders shall have determined not to make any Advance, convert or continue any Loan as a LIBOR Loan as a result of that Default or Event of Default;

            (d) after giving effect to any Advance, the outstanding principal amount of the aggregate Revolving Loan would exceed the least of (A) the difference between the Borrowing Base and the Carve-Out, less the then outstanding principal amount of the Swing Line Loan, (B) the Maximum Amount, less the then outstanding principal amount of the Swing Line Loan and (C) the Budget Limit (which shall not be applicable to the extent an Advance is being requested solely to finance the payment of reasonable professional fees and expenses);

            (e) at any time prior to January 1, 2005, Agent shall have failed to receive a representation from the Borrower Representative that, after giving effect to the requested Advance, the outstanding principal amount of the Revolving Loan would be less than the quotient of the Borrowing Base divided by 0.85, and Borrowers shall not have complied with the requirements of Annex F hereto, unless in their sole discretion the Requisite Lenders have agreed to waive this Section 2.2(e) with respect to any requested Advance;

            (f) at any time on or after January 1, 2005, the Borrowers shall have failed to comply with the reporting requirements set forth in Annex F; or

            (g) (i) the Bankruptcy Court shall not have entered the Final Order on or before the date that is 30 days after the Petition Date, (ii) the Bankruptcy Court shall not have entered the Final Order following the expiration of the Interim Order, (iii) the Interim Order or the Final Order, as the case may be, shall have been vacated, reversed, modified or amended without Lenders' consent or (iv) an appeal of any such order shall have been timely filed and if such order is the subject of a pending appeal in any respect, either the making of any Loans, the granting of superpriority claim status with respect to the Obligations, the granting of the Liens described herein, or the performance by any of the Borrowers of any of their obligations under this Agreement or any other Loan Document or under any other instrument or agreement referred to in this Agreement shall be the subject of a presently effective stay pending appeal.

The request and acceptance by any Borrower of the proceeds of any Advance or the conversion or continuation of any Loan into, or as, a LIBOR Loan shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrowers that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrowers of the provisions set forth in Section 12 and of the granting and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

3. REPRESENTATIONS AND WARRANTIES

            To induce Lenders to make the Loans and Swap Issuer to enter into the Hedging Agreement, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Agent and each Lender and Swap Issuer with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

      3.1 Corporate Existence; Compliance with Law. Each Credit Party (a) is a corporation, limited liability company or limited partnership duly organized and validly existing under the laws of its respective jurisdiction of incorporation or organization set forth in Disclosure Schedule (3.1); (b) is duly qualified to conduct business and is in good standing in its jurisdiction of organization and in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses or liabilities which could reasonably be expected to have a Material Adverse Effect; (c) subject to the entry of the Interim Order (or the Final Order, when applicable) by the Bankruptcy Court, has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now conducted or proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance with its charter and bylaws or partnership or operating agreement, as applicable; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      3.2 Executive Offices, Collateral Locations, FEIN. As of the Closing Date, each Credit Party's name as it appears in official filings in its state of incorporation or organization, state of incorporation or organization, organization type, organization number, if any, issued by its state incorporation or organization, and the current location of each Credit Party's chief executive office and the warehouses and premises at which any Collateral is located are set forth in Disclosure Schedule (3.2). Except as disclosed in Disclosure Schedule (3.2), none of such locations has changed within the four (4) months preceding the Closing Date and each Credit Party has only one state of incorporation or organization. In addition, Disclosure Schedule (3.2) lists the federal employer identification number of each Credit Party.

      3.3 Corporate Power, Authorization, Enforceable Obligations. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable) the execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's power; (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (c) do not contravene any provision of such Person's charter, bylaws or partnership or operating agreement as applicable; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(c), all of which will have been duly obtained, made or complied with prior to the Closing Date. Each of the Loan Documents shall be duly executed and delivered by each Credit Party that is a party thereto and, subject to the entry of the Interim Order and the Final Order, each such Loan Document shall constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

      3.4 Financial Statements. All Financial Statements concerning Borrowers and their respective Subsidiaries that are referred to below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

            (a) Financial Statements. The following Financial Statements attached hereto as Disclosure Schedule (3.4(a)) have been delivered on the date hereof:

                  (i) The audited consolidated balance sheets at December 31, 2003 and the related statements of income and cash flows of Borrowers and their Subsidiaries for the Fiscal Year then ended, certified by Deloitte & Touche LLP, and the audited consolidated balance sheets at December 31, 2002 and the related statements of income and cash flows of Borrowers and their Subsidiaries for the Fiscal Year then ended, certified by PricewaterhouseCoopers LLP.

                  (ii) The unaudited balance sheets at June 30, 2004 and the related statements of income and cash flows of Borrowers and their Subsidiaries for the two Fiscal Quarters then ended.

            (b) Budget. The Budget has been prepared by Borrowers in light of past operations of their businesses and including future payments of known contingent liabilities for the 13-week period beginning on October 1, 2004. Agent and Lenders acknowledge that the Budget reflects Borrowers' good faith and reasonable estimates of the future financial performance of Borrowers for the period set forth therein. The Budget is not a guaranty of future performance, and actual results may differ from the Budget.

      3.5 Material Adverse Effect. Except as disclosed on Disclosure Schedule (3.5) and in public filings made by COC with the Securities and Exchange Commission, between June 30, 2004 and the Closing Date: (a) no Credit Party has incurred any obligations, contingent or noncontingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments and that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party's assets and no law or regulation applicable to any Credit Party has been adopted that has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default other than as a direct consequence of the commencement of the Chapter 11 Case and to the best of Borrowers' knowledge no third party is in default under any material contract, lease or other agreement or instrument, that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Since June 30, 2004, no event has occurred, that alone or together with other events, could reasonably be expected to have a Material Adverse Effect other than the commencement of the Chapter 11 Cases and as otherwise set forth on Disclosure Schedule (3.5).

      3.6 Ownership of Property; Liens. As of the Closing Date, the real estate ("Real Estate") listed in Disclosure Schedule (3.6) constitutes all of the real property owned, leased, subleased, or used by any Credit Party. Each Credit Party owns good and marketable fee simple title to all of its owned Real Estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule (3.6), and copies of all such leases or a summary of terms thereof reasonably satisfactory to Agent will be delivered to Agent no later than fifteen (15) days after the Petition Date. Disclosure Schedule (3.6) further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the Closing Date. Except as disclosed on Disclosure Schedule (3.6), each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its personal property and assets. As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Each Credit Party has received all deeds, assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party's right, title and interest in and to all such Real Estate and other properties and assets. Disclosure Schedule (3.6) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate that are not otherwise contained in the leases delivered to Agent under this Section 3.6.

As of the Closing Date, no portion of any Credit Party's Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

      3.7 Labor Matters. Except as set forth on Disclosure Schedule (3.7), as of the Closing Date (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters; (c) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) no Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement (and true and complete copies of any agreements described on Disclosure Schedule (3.7) have been delivered to Agent); (e) there is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) there are no material complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual.

      3.8 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule (3.8), as of the Closing Date, no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Credit Party other than COC is owned by each of the Stockholders and in the amounts set forth in Disclosure Schedule (3.8). Except as set forth in Disclosure Schedule (3.8), there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness and Guaranteed Indebtedness of each Credit Party as of the Closing Date (except for the Obligations) is described in Section 6.3 (including Disclosure Schedule (6.3)).

      3.9 Government Regulation. No Credit Party is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder, except as disclosed in Disclosure Schedule (3.9). The making of the Loans by Lenders to Borrowers, the application of the proceeds thereof and repayment thereof will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

      3.10 Margin Regulations. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

      3.11 Taxes. All Federal and other material tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority (after giving effect to any extensions of time in which to make such filings), and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof excluding Charges or other amounts being contested in accordance with
Section 5.2(b) and unless the failure to so file or pay would not reasonably be expected to result in fines, penalties or interest in excess of $250,000 in the aggregate. Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in material compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule (3.11) sets forth as of the Closing Date those taxable years for which any Credit Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority, and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described in Disclosure Schedule (3.11), as of the Closing Date, no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party's knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would reasonably be expected to have a Material Adverse Effect.

      3.12 ERISA.

            (a) Disclosure Schedule (3.12) lists, as of the Closing Date, (i) all ERISA Affiliates and (ii) all Plans and separately identifies all Pension Plans, including Title IV Plans, Multiemployer Plans, and all Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form IRS/DOL 5500-series, as applicable, for each such Plan, have been delivered or made available to Agent. Except with respect to Multiemployer Plans, each Qualified Plan is in a prototype plan that has been determined by the IRS to qualify in form under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of
Section 501 of the IRC, and to the knowledge of the Credit Parties, nothing has occurred that would cause the loss of such qualification or tax-exempt status. Except as disclosed on Disclosure Schedule (3.12), each Plan is in compliance in all material respects with the applicable provisions of ERISA, the IRC and its terms, including the timely filing of all reports required under the IRC or ERISA. Neither any Credit Party nor ERISA Affiliate has failed to make any material contribution or pay any material amount due as required by either
Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. To the knowledge of the Credit Parties, no "prohibited transaction," as defined in
Section 406 of ERISA and Section 4975 of the IRC, has occurred with respect to any Plan, that would subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

            (b) Except as set forth in Disclosure Schedule (3.12): (i) no Title IV Plan has any material Unfunded Pension Liability; (ii) no ERISA Event has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened material claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan;
(iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any material liability as a result of a complete or partial withdrawal from a Multiemployer Plan; and (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a "standard termination" as that term is used in Section 4041 of ERISA, nor has any Title IV Plan of any Credit Party or any ERISA Affiliate (determined at any time within the last five years) with material Unfunded Pension Liabilities been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate (determined at such time).

      3.13 No Litigation. Except as set forth on Disclosure Schedule (3.13), no action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened in writing against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation"), (a) that challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) that has a reasonable risk of being determined adversely to any Credit Party and that , if so determined, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.13), as of the Closing Date there is no Litigation pending or, to any Credit Party's knowledge, threatened, that seeks damages in excess of $500,000 or injunctive relief against (which, if granted, could reasonably be expected to have a Material Adverse Effect), or alleges criminal misconduct of, any Credit Party.

      3.14 Brokers. Except as set forth on Disclosure Schedule (3.14), no broker or finder brought about the obtaining, making or closing of the Loans, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

      3.15 Intellectual Property. As of the Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now conducted by it or presently proposed to be conducted by it, and each Patent, Trademark, registered Copyright and License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3.15). Each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect. Except as set forth in Disclosure Schedule (3.15), no Credit Party is aware of any material infringement claim by any other Person with respect to any Intellectual Property.

      3.16 Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, Financial Statements or Collateral Reports or other written reports from time to time prepared by any Credit Party and delivered hereunder or any written statement prepared by any Credit Party and furnished by or on behalf of any Credit Party to Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein to the extent provided in the Financing Orders, and subject, as to priority, only to Permitted Encumbrances.

      3.17 Environmental Matters.

            (a) Except as set forth in Disclosure Schedule (3.17), as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and that would not result in Environmental Liabilities that could reasonably be expected to exceed $100,000; (ii) no Credit Party has caused or suffered to occur any material Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate;
(iii) the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance that would not result in Environmental Liabilities which could reasonably be expected to exceed $100,000; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities that could reasonably be expected to exceed $100,000, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party which could reasonably be expected to exceed $100,000; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $100,000 or injunctive relief against, or that alleges criminal misconduct by, any Credit Party; (vii) no notice has been received by any Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (viii) the Credit

Parties have provided to Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party.

            (b) Each Credit Party hereby acknowledges and agrees that Agent (i) is not now, and has not ever been, in control of any of the Real Estate or any Credit Party's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

      3.18 Insurance. Disclosure Schedule (3.18) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

      3.19 Deposit and Disbursement Accounts. Disclosure Schedule (3.19) lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor. Borrowers acknowledge and agree that Annex C hereto is substantially the same as the Borrowers' pre-petition cash management system and that such system, including all accounts established thereto, shall continue to govern the rights of the respective parties thereto, and shall be applicable under this Agreement.

      3.20 Intentionally omitted.

      3.21 Intentionally omitted.

      3.22 Bonding; Licenses. Except as set forth on Disclosure Schedule (3.22), as of the Closing Date, no Credit Party is a party to or bound by any surety bond agreement or binding requirement with respect to products or services sold by it or any trademark or patent license agreement with respect to products sold by it.

      3.23 The Budget. The Budget reasonably presents, in all material respects, on a pro forma basis, the projected financial operations of the Borrowers and their Subsidiaries for the 13-week period beginning on the Petition Date or such other period as the Budget may from time to time be amended or revised to address and such projections, in the view of the management of the Borrowers, are reasonably achievable based upon reasonable assumptions and other information available to the Borrowers as of the Closing Date.

      3.24 Communications Regulatory Matters.

            (a) Except as set forth on Disclosure Schedule (3.24), each Network Agreement has been duly executed and delivered by the Credit Party party thereto, and each such Credit Party and the counterparty or counterparties party to each Network Agreement are operating pursuant to the terms of each Network Agreement, and to the best knowledge of the Credit Parties, except for extended payables to trade vendors which may exceed $1,000,000, no Credit Party and none of the other parties thereto, is in default of any of the provisions thereof in any material respect except for any such default that could not reasonably be expected to have a Material Adverse Effect.

            (b) Disclosure Schedule (3.24) hereto sets forth, as of the date hereof, a true and complete list of the following information for each Communications License issued to any Credit Party: for all Communications Licenses, the name of the licensee, the type of service and the expiration dates, the geographic area covered by such PUC Authorization, the services that may be provided thereunder and the expiration date, if any.

            (c) No Credit Party is in material violation of any Communications Law applicable thereto that could reasonably be expected to have a Material Adverse Effect. The Communications Licenses specified on Disclosure Schedule (3.24) hereto are valid and in full force and effect without conditions except for such conditions as are generally applicable to holders of such Communications Licenses and except as set forth on such Schedule. No event has occurred and is continuing which could reasonably be expected to (A) result in the imposition of a material forfeiture or the revocation, termination or adverse modification of any such Communications License or (B) materially and adversely affect any rights of any Credit Party thereunder. No Credit Party has any reason to believe and or has any knowledge that Communications Licenses will not be approved or renewed, as applicable, in the ordinary course.

            (d) All of the Network Facilities and other material properties, equipment and systems owned, leased or managed by the Borrowers and their respective Subsidiaries are, and (to the best knowledge of the Borrowers) all such property, equipment and systems to be acquired or added in connection with any contemplated system expansion or construction will be, in good repair, working order and condition (reasonable wear and tear excepted) and are and will be in material compliance with all terms and conditions of the Communications Licenses and all material standards or rules imposed by applicable Communications Law and any Governmental Authority or as imposed under any agreements with telephone companies and customers.

            (e) The Borrowers and their respective Subsidiaries have paid all material franchise, license or other fees and charges which have become due pursuant to any Governmental Approval in respect of their business and have made appropriate provision as is required by GAAP for any such fees and charges which have accrued.

      3.25 Prepetition Lender Obligations; Defenses. As of the Petition Date, the aggregate outstanding principal balance of the Prepetition Lender Obligations, all accrued and unpaid interest, fees and expenses constituting Prepetition Lender Obligations, and the aggregate face amount of all outstanding loans and letter of credit reimbursement obligations constituting Prepetition Lender Obligations, are approximately as set forth in Disclosure Schedule (3.25) attached hereto, and the Prepetition Borrowers are truly and justly indebted (as an allowed secured claim) to the Prepetition Agent and the Prepetition Lenders, and COC is truly and justly indebted as a guarantor, with respect to the Prepetition Lender Obligations without setoff, defense or counterclaim.

      3.26 Subordinated Debt. As of the Closing Date, Borrowers have delivered to Agent a complete and correct copy of the Bridge Loan Documents (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). COC had the power and authority to incur the Bridge Loans. The subordination provisions of the Intercreditor Agreement are enforceable against the Bridge Lenders and the Bridge Agent by Agent, the Lenders, Prepetition Agent and Prepetition Lenders. All Prepetition Lender Obligations constitute senior Indebtedness entitled to the benefits of the subordination provisions contained in the Intercreditor Agreement. Borrowers acknowledge that Agent and each Lender is entering into this Agreement and is extending the Commitments (in the case of the Lenders) in reliance upon the subordination provisions of the Intercreditor Agreement and this Section 3.26.

      3.27 Reorganization Matters.

            (a) The Chapter 11 Cases were commenced on the Petition Date in accordance with applicable law and proper notice thereof and the proper notice for the hearing for the approval of the Interim Order has been given and proper notice for the hearing for the approval of the Final Order will be given.

            (b) After the entry of the Interim Order, the Obligations will constitute allowed administrative expense claims in the Chapter 11 Cases having priority over all administrative expense claims and unsecured claims against the Borrowers now existing or hereafter arising, of any kind whatsoever, to the extent provided and as more fully set forth in the Financing Orders.

            (c) After the entry of the Interim Order, the Obligations will be secured by a valid and perfected, enforceable and unavoidable first priority, priming Lien on all of the Collateral to the extent provided and as more fully set forth in the Financing Orders.

            (d) The Interim Order (with respect to the period prior to entry of the Final Order) or the Final Order (with respect to the period on and after entry of the Final Order), as the case may be, is in full force and effect has not been reversed, stayed, modified or amended.

            (e) Notwithstanding the provisions of Section 362 of the Bankruptcy Code, upon the maturity (whether by acceleration or otherwise) of any of the Obligations, Agent and Lenders shall be entitled to immediate payment of such Obligations and, subject to compliance with Section 8.2(b) below, to enforce the remedies provided for hereunder, without further application to or order by the Bankruptcy Court.

4. FINANCIAL STATEMENTS AND INFORMATION

      4.1 Reports and Notices.

            (a) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the Financial Statements, notices, and other information at the times, to the Persons and in the manner set forth in Annex E.

            (b) Each Credit Party executing this Agreement hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and

Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4.1(b)) at the times, to the Persons and in the manner set forth in Annex F.

      4.2 Communication with Accountants. Each Credit Party executing this Agreement authorizes (a) Agent and (b) so long as an Event of Default has occurred and is continuing, each Lender, to communicate directly with its independent certified public accountants, including Deloitte & Touche LLP, and authorizes and shall instruct those accountants and advisors to communicate to Agent and each Lender information relating to any Credit Party with respect to the business, results of operations and financial condition of any Credit Party.

5. AFFIRMATIVE COVENANTS

            Each Credit Party executing this Credit Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

      5.1 Maintenance of Existence and Conduct of Business. Each Credit Party shall: do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its material rights and franchises; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1).

      5.2 Payment of Charges.

            (a) Subject to Section 5.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, (ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen or bailees, in each case, before any thereof shall become past due; provided, no Borrower shall be required to pay any Charges, Taxes or Claims the nonpayment of which is permitted by the Bankruptcy Code.

            (b) Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or Claims described in
Section 5.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP; (ii) no Lien shall be imposed to secure payment of such Charges (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges; (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest and (iv) such Credit Party shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence reasonably acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer met.

      5.3 Books and Records. Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule (3.4(a)).

      5.4 Insurance; Damage to or Destruction of Collateral.

            (a) The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described on Disclosure Schedule (3.18) as in effect on the date hereof or otherwise in form and amounts and with insurers reasonably acceptable to Agent. Such policies of insurance (or the loss payable and additional insured endorsements delivered to Agent) shall contain provisions pursuant to which the insurer agrees to provide thirty (30) days prior written notice to Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems advisable. Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrowers to Agent and shall be additional Obligations hereunder secured by the Collateral.

            (b) If reasonably requested by Agent, each Credit Party shall deliver to Agent from time to time a report of a reputable insurance broker, reasonably satisfactory to Agent, with respect to its insurance policies.

            (c) Each Borrower shall deliver to Agent, in form and substance reasonably satisfactory to Agent, endorsements to (i) all "All Risk" and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee, and (ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured. Each Borrower irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default has occurred and is continuing or the anticipated insurance proceeds exceed $500,000, as such Borrower's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of such Borrower on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower Representative shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $250,000 or more, whether or not covered by insurance. After deducting from such proceeds (i) the expenses incurred by Agent in the collection or handling thereof, and (ii) amounts required to be paid to creditors (other than Lenders) having Permitted Encumbrances, Agent may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.3(c), or permit or require the applicable Borrower to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $500,000 in the aggregate, Agent shall permit the applicable Borrower to replace, restore, repair or rebuild the property; provided that if such Borrower shall not have completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within ninety (90) days of such casualty, Agent may apply such insurance proceeds to the Obligations in accordance with Section 1.3(c). All insurance proceeds that are to be made available to any Borrower to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loan (which application shall not result in a permanent reduction of the Commitment) and upon such application, Agent shall establish a Reserve against the Borrowing Base in an amount equal to the amount of such proceeds so applied. Thereafter, such funds shall be made available to the Borrowers to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Borrower Representative shall request a Revolving Credit Advance be made to the Borrowers in the amount requested to be released; (ii) so long as the conditions set forth in Section
2.2 have been met, Lenders shall make such Revolving Credit Advance; and (iii) the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 1.3(c).

      5.5 Compliance with Laws. Each Credit Party shall comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to ERISA, labor laws, Environmental Laws and Environmental Permits, and Communications Law and Communications Licenses except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      5.6 Supplemental Disclosure. From time to time as may be reasonably requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of an Event of Default) or at Credit Parties' election, the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing, and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date.

      5.7 Intellectual Property. Each Credit Party will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect and shall comply in all material respects with the terms of its Licenses.

      5.8 Environmental Matters. Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate in all material respects; (c) notify Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities in excess of $100,000; and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $100,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers' expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent, and (ii) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrowers shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

      5.9 Landlords' Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases. If requested by Agent, each Credit Party shall use commercially reasonable efforts to obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Agent. After the Closing Date, no real property or warehouse space shall be leased by any Credit Party without the prior written consent of Agent or, unless and until a reasonably satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. To the extent otherwise permitted hereunder, if any Credit Party proposes to acquire a fee ownership interest in Real Estate after the Closing Date, if requested by Agent, such Credit Party shall first provide to Agent a mortgage or deed of trust granting Agent a first priority Lien on such Real Estate, together with environmental audits, mortgage title insurance commitment, real property survey, local counsel opinion(s), and, if required by Agent, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by Agent, in each case, in form and substance reasonably satisfactory to Agent.

      5.10 Restructuring Advisers. Borrowers shall continue to retain Evercore Partners as restructuring advisers or retain such other advisor acceptable to the Agent and on terms and conditions satisfactory to Agent until Borrowers have substantially consummated a plan of reorganization.

      5.11 Consultant to Agent's Counsel. The Borrowers shall pay the reasonable fees and expenses of FTI Consulting (the "Consultant") as financial advisor to, and selected by, counsel to the Agent with respect to ongoing monitoring of the Borrowers and their operations; and, in connection therewith, the Consultant shall be provided promptly (i) access to the books and records of the Borrowers and management of the Borrowers and (ii) such other information as the Consultant may reasonably request.

      5.12 Budget Extension. In the event that the Borrowers will be unable to repay the Obligations in full and terminate the Commitments by December 3, 2004, the Borrowers shall provide the Lenders no later than November 24, 2004 with a revised Budget for the period from December 31, 2004 through and including March 31, 2005, which shall be in form and substance satisfactory to the Requisite Lenders in their sole discretion and either (i) the Pre-Petition Agent, Senior Lender Steering Committee and Bridge Lender Steering Committee in their sole discretion or (ii) the Bankruptcy Court.

      5.13 Further Assurances. Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party to, at such Credit Party's expense and upon the reasonable request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Agreement and each Loan Document.

6. NEGATIVE COVENANTS

      Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof until the Termination
Date:

            6.1 Mergers, Subsidiaries, Etc. No Credit Party shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person, except that any Borrower may merge with another Borrower, provided that Borrower Representative shall be the survivor of any such merger to which it is a party.

            6.2 Investments; Loans and Advances. Except as otherwise expressly permitted by this Section 6, no Credit Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that: (a) Borrowers may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to any Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by Borrowers does not exceed $100,000; (b) each Credit Party may maintain its existing investments in its Subsidiaries as of the Closing Date and intercompany Indebtedness permitted by Section 6.3; and (c) so long as no Default or Event of Default has occurred and is continuing and there is no outstanding Revolving Loan balance, Borrowers may make investments, subject to Control Letters in favor of Agent for the benefit of Lenders and Swap Issuer or otherwise subject to a perfected security interest in favor of Agent for the benefit of Lenders and Swap Issuer, in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than one year from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of "A" or better by a nationally recognized rating agency (an "A Rated Bank"), (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with A Rated Banks and (v) mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above.

      6.3 Indebtedness.

            (a) No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in Section 6.7(c), (ii) the Loans and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereto that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, Agent or any Lender, as determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified; and (v) Indebtedness consisting of intercompany loans and advances made by any Borrower to any other Borrower; provided, that: (A) each Borrower shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Agent; (B) the obligations of each Borrower under any such Indebtedness shall be subordinated to the Obligations of such Borrower hereunder in a manner reasonably satisfactory to Agent; and (C) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan; provided further, however, and notwithstanding any provision contained in this Agreement to the contrary, in no event shall any Credit Party create, incur, assume or permit to exist any Indebtedness, other than the Indebtedness evidenced by or arising under the Loan Documents or the Prepetition Loan Documents, that shall be equal or senior in right or priority of payment to the Obligations, the Prepetition Lender Obligations or the Bridge Loan Obligations, or that shall be secured by any Lien equal or senior in priority to the Liens that secure the Obligations, the Prepetition Obligations or the Bridge Loan Obligations, other than the Carve-Out and the Permitted Encumbrances.

            (b) No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than (i) the Obligations; (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Sections 6.8(b) or (c) or such sale or other disposition has been approved by the Requisite Lenders; and (iii) Indebtedness permitted by Section 6.3(a)(iv) upon any refinancing thereof in accordance with Section 6.3(a)(iv).

            (c) No Credit Party shall agree to amend or modify any provision of the Hedging Agreement or terminate the Hedging Agreement or waive any obligation of the Swap Issuer thereunder, without in each case the prior written consent of the Requisite Lenders; provided, however, that nothing contained herein shall affect the exercise of any right or remedy of the Swap Issuer under the Hedging Agreement.

      6.4 Employee Loans and Affiliate Transactions.

            (a) No Credit Party shall enter into or be a party to any transaction with any other Credit Party or any Affiliate thereof except such transactions as are (i) in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party and (ii) in compliance with all applicable laws. All such transactions existing as of the date hereof are described in Disclosure Schedule (6.4(a)).

            (b) No Credit Party shall enter into any lending or borrowing transaction with any employees of any Credit Party, except loans to its respective employees in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $10,000 to any employee and up to a maximum of $200,000 in the aggregate at any one time outstanding.

      6.5 Capital Structure and Business. If all or part of a Credit Party's Stock is pledged to Agent, that Credit Party shall not issue additional Stock. No Credit Party shall amend its charter or bylaws in a manner that would adversely affect Agent or Lenders or such Credit Party's duty or ability to repay the Obligations. No Credit Party shall engage in any business other than the businesses currently engaged in by it.

      6.6 Guaranteed Indebtedness. No Credit Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, and (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement.

      6.7 Liens. No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7) securing the Indebtedness described on Disclosure Schedule (6.3) and permitted refinancings, extensions and renewals thereof, including extensions or renewals of any such Liens; provided that the principal amount of the Indebtedness so secured is not increased and the Lien does not attach to any other property; and (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $250,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within twenty (20) days following such purchase and does not exceed 100% of the purchase price of the subject assets). In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except Permitted Encumbrances and operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto. The prohibition provided for in this Section 6.7 specifically includes, without limitation, any effort by any Borrower, any Committee, or any other party-in-interest in the Chapter 11 Case to prime or create pari passu to any claims or interest of Lenders any Lien (other than for the Carve-Out) irrespective of whether such claims or interest may be "adequately protected".

      6.8 Sale of Stock and Assets. No Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts, other than (a) the sale of Inventory in the ordinary course of business, and (b) the sale or other disposition by a Credit Party of Equipment, Fixtures or Real Estate that are obsolete or no longer used or useful in such Credit Party's business and having a net book value not exceeding $500,000 in the aggregate after the Closing Date; and (c) the sale or other disposition of other Equipment and Fixtures having a book value not exceeding $500,000 in the aggregate after the Closing Date.

      6.9 ERISA. No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur (i) an event that could reasonably be expected to result in the imposition of a Lien under Section 412 of the IRC or
Section 302 or 4068 of ERISA or (ii) an ERISA Event to the extent such ERISA Event would reasonably be expected to result in taxes, penalties and other liabilities in an aggregate amount in excess of $500,000 in the aggregate.

      6.10 Financial Covenants. Borrowers shall not breach or fail to comply with any of the Financial Covenants.

      6.11 Hazardous Materials. No Credit Party shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

      6.12 Sale-Leasebacks. No Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

      6.13 Cancellation of Indebtedness. No Credit Party shall cancel any claim or debt owing to it, except in the ordinary course of its business consistent with past practices.

      6.14 Restricted Payments. No Credit Party shall make any Restricted Payment, except (a) intercompany loans and advances between Borrowers to the extent permitted by Section 6.3 and repayments thereof in the ordinary course of business, (b) dividends and distributions by Subsidiaries of any Borrower paid to such Borrower, and (c) employee loans permitted under Section 6.4(b).

      6.15 Change of Corporate Name, State of Incorporation or Location; Change of Fiscal Year. No Credit Party shall (a) change its name as it appears in official filings in the state of its incorporation or other organization (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral (other than the closing of such offices, warehouse or locations), (c) change the type of entity that it is,
(d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization or incorporate or organize in any additional jurisdictions, in each case with respect to clauses (a) through (e) above without at least ten
(10) days prior written notice to Agent and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken, and provided that any such new location shall be in the continental United States. No Credit Party shall change its Fiscal Year.

      6.16 No Impairment of Intercompany Transfers. No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of any Borrower to any Borrower or between Borrowers.

      6.17 No Speculative Transactions. No Credit Party shall engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it provided any such transaction is consistent with Credit Parties' hedging policies existing as of the Closing Date, and provided further no Credit Party shall change any of its hedging policies existing as of the Closing Date.

      6.18 Intentionally omitted.

      6.19 Leases. No Credit Party shall enter into or assume any operating lease for Equipment or Real Estate, if the aggregate of all such operating lease payments payable for all Credit Parties on a consolidated basis would exceed $500,000 in any given Fiscal Year, excluding any replacement of any operating lease in effect prior to the Petition Date except to the extent that the aggregate amount of payments under any such replacement operating lease exceeds the original aggregate amount of payments under the original operating lease.

      6.20 Changes Relating to Subordinated Debt. No Credit Party shall change or amend the terms of any Subordinated Debt (or any indenture or agreement in connection therewith).

      6.21 Case Matters. No Credit Party shall

            (a) seek, consent to or suffer to exist any modification, stay, vacation or amendment of the Interim Order or the Final Order;

            (b) prior to the date on which the Obligations and Prepetition Lender Obligations have been paid in full in cash (and the Bankruptcy Court has made a final determination that such payments with respect to the Prepetition Lender Obligations are proper) and the Commitment has been terminated, pay any administrative expenses except for scheduled payments under the Hedging Agreement (which for the avoidance of doubt shall exclude any termination payments or termination fees thereunder) and such expenses that are included within the Budget and allowed for in the Interim Order or the Final Order or as otherwise consented to by the Agent (other than professional fees and expenses incurred by the Credit Parties with respect to attorneys and other professionals engaged by or on behalf of the Credit Parties or their creditors); or

            (c) pay or incur expenses (other than Adequate Protection Payments and expenses and professional fees and expenses incurred by the Credit Parties with respect to attorneys and other professionals engaged by or on behalf of the Credit Parties or their creditors), which would cause the aggregate amount of all such expenses paid during any period beginning on the Petition Date and ending on the last day of any calendar week (after giving effect to such proposed incurrence or borrowing, as the case may be), to exceed, 110% of the sum of the aggregate projected amount of all such expenses contemplated by the Budget for such period.

      6.22 Repayment of Indebtedness. Except pursuant to a confirmed reorganization plan and except as specifically permitted hereunder, no Borrower shall, without the express prior written consent of Lenders or pursuant to an order of the Bankruptcy Court after notice and hearing, make any payment or transfer with respect to any Lien or Indebtedness incurred or arising prior to the filing of the Chapter 11 Case that is subject to the automatic stay provisions of the Bankruptcy Code whether by way of "adequate protection" under the Bankruptcy Code or otherwise except as provided in the Budget and the Financing Orders.

      6.23 Chapter 11 Claims. No Credit Party shall incur, create, assume, suffer to exist or permit any other superpriority administrative claim (including, without limitation, any administrative expenses of the kind specified in Sections 105, 326, 328, 503(b), 506(c), 507(a), 507(b) or 726 of
the Bankruptcy Code) which is pari passu with or senior to the claims of Agent, Lenders and/or Swap Issuer against the Borrowers, except with respect to the Carve-Out or as set forth in Section 1.18(b).

7. TERM

      7.1 Termination. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

      7.2 Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated, or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the provisions of Section 11, the payment obligations under Sections 1.15 and 1.16, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8. EVENTS OF DEFAULT; RIGHTS AND REMEDIES

      8.1 Events of Default. Notwithstanding the provisions of Section 362 of the Bankruptcy Code and without application or motion to the Bankruptcy Court or any notice to any Credit Party, and subject to Section 8.2(b), the occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

            (a) Any Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, or any Adequate Protection Payment due and payable pursuant to the Financing Orders with respect to the Prepetition Lender Obligations under the Prepetition Loan Agreement, (ii) fails to pay or reimburse Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within ten (10) days following Agent's demand for such reimbursement or payment of expenses.

            (b) Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Sections 1.4, 1.8, 1.18, 1.21, 1.22, 5.4(a), 5.12 or 6,
or any of the provisions set forth in Annexes C or G, respectively.

            (c) Any Borrower fails or neglects to perform, keep or observe any of the provisions of Section 4.1 or any provisions set forth in Annexes E or F, respectively, and the same shall remain unremedied for three (3) Business Days or more.

            (d) Any Credit Party fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for twenty (20) days or more.

            (e) Except for defaults occasioned by the filing of the Chapter 11 Case, a default or breach occurs under any other agreement, document or instrument entered into either (x) Prepetition and which is affirmed after the Petition Date or (y) Postpetition, to which any Credit Party is a party that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness or Guaranteed Indebtedness (other than the Obligations) of any Credit Party in excess of $500,000 in the aggregate (including (x) undrawn committed or available amounts and (y) amounts owing to all creditors under any combined or syndicated credit arrangements), or (ii) causes, or permits any holder of such Indebtedness or Guaranteed Indebtedness or a trustee to cause, Indebtedness or Guaranteed Indebtedness or a portion thereof in excess of $500,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral in respect thereof to be demanded, in each case, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

            (f) Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect (other than (i) inadvertent, immaterial errors not exceeding $100,000 in the aggregate in any Borrowing Base Certificate), (ii) errors understating the Borrowing Base and (iii) errors occurring when Borrowing Availability continues to exceed $5,000,000 after giving effect to the correction of such errors), or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

            (g) Assets of any Credit Party with a fair market value of $500,000 or more are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for thirty (30) days or more.

            (h) Any Credit Party is enjoined, restrained or in any way prevented by the order of any Governmental Authority from conducting all or any material part of the business of the Credit Parties, on a consolidated basis, and such order continues for 30 days or more.

            (i) The occurrence of the loss, suspension or revocation of, or failure to renew, any Communications License or other license or permit now held or hereafter acquired by any Credit Party, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect.

            (j) A final judgment or judgments for the payment of money in excess of $500,000 in the aggregate at any time are outstanding against one or more of the Credit Parties (which judgments are not covered by insurance policies as to which liability has been accepted by the insurance carrier), and the same are not, within thirty (30) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

            (k) Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms, or any Lien created under any Loan Document ceases to be a valid and perfected first priority Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

            (l) Intentionally omitted.

            (m) Any event occurs, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at facilities of Borrowers generating more than 25% of Borrowers' consolidated revenues for the Fiscal Year preceding such event and such cessation or curtailment continues for more than thirty (30) days.

            (n) The occurrence of any of the following in the Chapter 11 Case:

                  (i) the bringing of a motion, taking of any action or the filing of any plan of reorganization or disclosure statement attendant thereto by a Borrower in the Chapter 11 Case: (w) to obtain additional financing under
Section 364(c) or (d) of the Bankruptcy Code not otherwise permitted pursuant to this Agreement; (x) to grant any Lien other than Permitted Encumbrances upon or affecting any Collateral; (y) except as provided in the Interim or Final Order, as the case may be, to use cash collateral of Agent under Section 363(c) of the Bankruptcy Code without the prior written consent of the Agent and the Lenders; or (z) any other action or actions adverse to the Agent and the Lenders or their rights and remedies hereunder or their interest in the Collateral, including, without limitation, any such action or actions which seek to reduce, set-off or subordinate the Obligations or the Prepetition Lender Obligations or challenge the Agent's Lien in any of the Collateral or the Prepetition Agent's Lien in any of the collateral security securing the payment of the Prepetition Lender Obligations;

                  (ii) the filing of any plan of reorganization or disclosure statement attendant thereto by a Borrower or any other Person with respect to which the Agent and the Requisite Lenders do not consent or otherwise agree to the treatment of their claims;

                  (iii) any Borrower's exclusive right to file any plan of reorganization is terminated or expires without the Requisite Lenders' and the Agent's consent;

                  (iv) the entry of an order in any of the Chapter 11 Cases confirming a plan or plans of reorganization that does not contain a provision for termination of the Commitments and repayment in full in cash of all of the Obligations under this Agreement on or before the effective date of such plan or plans;

                  (v) the entry of an order amending, supplementing, staying, vacating or otherwise modifying the Loan Documents or the Interim Order or the Final Order without the written consent of the Agent and the Requisite Lenders (other than the replacement of the Interim Order with the Final Order) or the filing of a motion for reconsideration with respect to the Interim Order of the Final Order, and in the event any such motion is filed by a party other than a Borrower, the Requisite Lenders have determined that such motion has a reasonable likelihood of success;

                  (vi) the Final Order is not entered into prior to the expiration of the Interim Order;

                  (vii) except as provided in the "first day orders," the payment of, or application for authority to pay, any Prepetition claim without the Requisite Lenders' prior written consent or pursuant to an order of the Bankruptcy Court after notice and hearing unless otherwise permitted under this Agreement;

                  (viii) the allowance of any claim or claims under Section 506(c) of the Bankruptcy Code against or with respect to any of the Collateral;

                  (ix) the appointment of an interim or permanent trustee in the Chapter 11 Case or the appointment of a receiver or an examiner in the Chapter 11 Case with expanded powers to operate or manage the financial affairs, the business, or reorganization of such Borrower; or the sale without the Agent and Requisite Lenders' consent, of all or substantially all of such Borrowers' assets either through a sale under Section 363 of the Bankruptcy Code, through a confirmed plan of reorganization in the Chapter 11 Case, or otherwise that does not provide for payment in full of the Obligations and termination of Lenders' commitment to make Loans;

                  (x) the dismissal of the Chapter 11 Case, or the conversion of the Chapter 11 Case from one under Chapter 11 to one under Chapter 7 of the Bankruptcy Code or any Credit Party shall file a motion or other pleading seeking the dismissal of the Chapter 11 Case under Section 1112 of the Bankruptcy Code or otherwise;

                  (xi) the entry of an order by the Court granting relief from or modifying the automatic stay of Section 362 of the Bankruptcy Code (x) to allow one or more creditors to execute upon or enforce a Lien on any Collateral or collateral securing the Prepetition Lender Obligations with a fair market value in excess of $500,000 in the aggregate, or (y) with respect to any Lien of, or the granting of any Lien on, any Collateral to any state or local environmental or regulatory agency or authority, which in either case would have a Material Adverse Effect;

                  (xii) the commencement of a suit or action against Agent, any Lender or Swap Issuer (and, as to any suit or action brought by any Person other than a Credit Party or a Subsidiary, officer or employee of a Credit Party, the continuation thereof without dismissal for thirty (30) days after service thereof on Agent, such Lender or Swap Issuer), which suit or action asserts by or on behalf of a Borrower, the Environmental Protection Agency, any state environmental protection or health and safety agency, or any official committee in the Chapter 11 Case, any claim or legal or equitable remedy which seeks subordination of the claim or Lien of Agent or the Lenders or Swap Issuer; and if any such suit or action is commenced by any party other than any Borrower, in the reasonable judgment of the Requisite Lenders, such suit or action has a reasonable possibility of success, and if successful, would be reasonably likely to have a Material Adverse Effect, or materially adversely affect the Liens of the Agent or the Obligations, the Liens securing the Prepetition Lender Obligations or the Prepetition Lender Obligations or the reorganization of the Borrowers by the Bankruptcy Court;

                  (xiii) the entry of an order in the Chapter 11 Case avoiding or requiring repayment of any portion of the payments made on account of the Obligations owing under this Agreement;

                  (xiv) the failure of any Borrower to timely perform any of its non-ministerial obligations under the Interim Order or the Final Order;

                  (xv) the entry of an order in any of the Chapter 11 Cases granting any other super priority administrative claim or Lien equal or superior to that granted to Agent, on behalf of itself, Lenders and Swap Issuer other than the Carve-Out;

                  (xvi) the Final Order ceases to be in full force and effect;
or

                  (xvii) a plan of reorganization for the Borrowers is not confirmed by the Bankruptcy Court within 120 days after the Petition Date.

            (o) Intentionally omitted.

            (p) There is filed against any Credit Party any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (1) is not dismissed within 120 days; and (2) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral.

            (q) The commencement of any suit or action against the Agent, any Lender, the Prepetition Agent or any Prepetition Lender that seeks in any way to reduce, setoff, or subordinate the Obligations or the Prepetition Lender Obligations or challenge the Lien of the Agent in the Collateral or the Lien of the Prepetition Agent in the collateral securing the Prepetition Lender Obligations, and if any such suit is commenced by any party other than any Borrower, in the reasonable judgment of the Agent, such suit has a reasonable possibility of success, and if successful, would be reasonably likely to have a Material Adverse Effect, or materially adversely affect the Liens of the Agent or the Obligations, the Liens securing the Prepetition Lender Obligations or the Prepetition Lender Obligations or the reorganization of the Borrowers by the Bankruptcy Court.

      8.2 Remedies.

            (a) If any Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall), notwithstanding the provisions of Section 362 of the Bankruptcy Code, without any application, motion or notice to or order from, the Bankruptcy Court, suspend the Revolving Loan facility with respect to additional Advances, whereupon any additional Advances shall be made or incurred in Agent's sole discretion (or in the sole discretion of the Requisite Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. If any Event of Default has occurred and is continuing, Agent may (and at the written request of Requisite Lenders shall), notwithstanding the provisions of
Section 362 of the Bankruptcy Code, without any application, motion or notice to, or order from, the Bankruptcy Court, except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans to the Default Rate.

            (b) If any Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall), notwithstanding the provisions of Section 362 of the Bankruptcy Code, without any application, motion or notice to, or order from, the Bankruptcy Court: (i) terminate the Revolving Loan facility with respect to further Advances; (ii) reduce the Commitment from time to time; (iii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrowers and each other Credit Party; or
(iv) exercise any rights and remedies provided to Agent under the Loan Documents or at law or equity, including all remedies provided under the Code; and pursuant to the Interim Order and the Final Order, the automatic stay of Section 362 of the Bankruptcy Code shall be modified and vacated to permit Lenders to exercise their remedies under this Agreement and the Loan Documents, without further application or motion to, or order from, the Bankruptcy Court, provided, however, notwithstanding anything to the contrary contained herein, the Agent shall be permitted to exercise any remedy, whether provided for herein, otherwise available to it, or provided to secured parties under the UCC (whether or not the UCC applies to the affected Collateral) in the nature of a sale, liquidation or other disposition (including disposition by merger) of, or foreclosure on, any interest of any Borrower in the Collateral only upon 5 business days' prior written notice to such Borrower, counsel approved by the Bankruptcy Court for the Committee, if any, the United States Trustee, counsel to the Prepetition Agent and counsel to the Bridge Lender Steering Committee. Upon the occurrence of an Event of Default and the exercise by Lenders of their rights and remedies under this Agreement and the other Loan Documents, Borrowers shall assist Lenders in effecting a sale or other disposition of the Collateral upon such terms as are designed to maximize the proceeds obtainable from such sale or other disposition and shall cooperate with the Agent and the Lenders in obtaining any FCC approvals that the Agent deems necessary in connection with the exercise of any remedies by the Agent or the Lenders.

      8.3 Waivers by Credit Parties. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives (including for purposes of Section 12): (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9. ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

      9.1 Assignment and Participations.

            (a) Subject to the terms of this Section 9.1, any Lender may make an assignment to a Qualified Assignee of, or sell participations in, at any time or times, the Loan Documents, Loans and any Commitment or any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) require the consent of Agent (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee) and the execution of an assignment agreement (an "Assignment Agreement") substantially in the form attached hereto as Exhibit 9.1(a) and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) after giving effect to any such partial assignment, the assignee Lender shall have Commitments in an amount at least equal to $1,000,000 (unless such assignment is made by a Lender to an Affiliate of such Lender or to another Lender); (iv) include a payment to Agent of an assignment fee of $3,500 (unless such assignment is made by a Lender to an Affiliate of such Lender or to another Lender); and (v) so long as no Event of Default has occurred and is continuing, require the consent of Borrower Representative, which shall not be unreasonably withheld or delayed; provided that no such consent of the Borrower Representative shall be required for an assignment to a Qualified Assignee. In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Each Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify the Borrower Representative and Borrowers shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this Section 9.1(a), any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, and any Lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; provided, that no such pledge to a Federal Reserve Bank or such investment fund shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

            (b) Any participation by a Lender of all or any part of its Commitments shall be in a minimum principal amount of $1,000,000 (unless such assignment is made by a Lender to an Affiliate of such Lender or to another Lender), shall be disclosed in writing to the Agent on or prior to the effective date thereof with details provided as to the identity of the participant and the amount of the participation, and made with the understanding that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.13, 1.15, 1.16 and 9.8, each Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrowers to the participant and the participant shall be considered to be a "Lender". Except as set forth in the preceding sentence no Borrower or Credit Party shall have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred. Notwithstanding the foregoing, no participant shall be entitled to any compensation under
Section 1.15 or Section 1.16 in excess of the compensation payable to the corresponding Lender.

            (c) Except as expressly provided in this Section 9.1, no Lender shall, as between Borrowers and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

            (d) Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and, if requested by Agent, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by them and all other information provided by them and included in such materials.

            (e) Any Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.

            (f) So long as no Event of Default has occurred and is continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.16(a), increased costs under Section 1.16(b), an inability to fund LIBOR Loans under Section 1.16(c), or withholding taxes in accordance with Section 1.15(a).

            (g) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender"), may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing by the Granting Lender to Agent and Borrowers, the option to provide to Borrowers all or any part of any Loans that such Granting Lender would otherwise be obligated to make to Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan; and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if such Loan were made by such Granting Lender. No SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). Any SPC may (i) with notice to, but without the prior written consent of, Borrowers and Agent and without paying any processing fee therefor assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Borrowers and Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 9.1(g) may not be amended without the prior written consent of each Granting Lender, all or any of whose Loans are being funded by an SPC at the time of such amendment. For the avoidance of doubt, the Granting Lender shall for all purposes, including without limitation, the approval of any amendment or waiver of any provision of any Loan Document or the obligation to pay any amount otherwise payable by the Granting Lender under the Loan Documents, continue to be the Lender of record hereunder.

      9.2 Appointment of Agent. GE Capital is hereby appointed to act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents and to act on behalf of Swap Issuer as Agent under this Agreement and the Collateral Documents, it being understood that Swap Issuer has no obligation to make any Revolving Credit Advances under this Agreement. Without limiting the generality of the foregoing, each Lender hereby authorizes GE Capital to consent, on behalf of each Lender, to the Financing Orders. The provisions of this Section 9.2 are solely for the benefit of Agent, Lenders and Swap Issuer and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and, as applicable, Swap Issuer, and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender or Swap Issuer. Except as expressly set forth in this Agreement and the other Loan Documents, Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries or any Account Debtor that is communicated to or obtained by GE Capital or any of its Affiliates in any capacity. Neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender or Swap Issuer for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

            If Agent shall request instructions from Requisite Lenders or all affected Lenders, and if applicable, Swap Issuer, with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders or all affected Lenders, and if applicable, Swap Issuer, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender or Swap Issuer shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders or all affected Lenders, as applicable, and if applicable, Swap Issuer.

      9.3 Agent's Reliance, Etc. Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender or Swap Issuer for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party;
(e) shall not be responsible to any Lender or Swap Issuer for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

      9.4 GE Capital and Affiliates. With respect to its Commitments hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE

Capital were not Agent and without any duty to account therefor to Lenders or Swap Issuer. GE Capital and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders or Swap Issuer. Each Lender and Swap Issuer acknowledge the potential conflict of interest between GE Capital as a Lender holding disproportionate interests in the Loans and GE Capital as Agent.

      9.5 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

      9.6 Indemnification.

            (a) Lenders and Swap Issuer agree to indemnify Agent (to the extent not reimbursed by Credit Parties and without limiting the obligations of Credit Parties hereunder), ratably according to the respective Special Pro Rata Shares of the Lenders and the Swap Share of the Swap Issuer from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be instituted or asserted by any third party or by any Credit Party against, or imposed on or incurred by, Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Agent in connection therewith; provided, that no Lender or Swap Issuer shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, and Swap Issuer shall only have an indemnification obligation with respect to any of the above matters that relate to the Collateral or the Collateral Documents, and Swap Issuer shall have no indemnification obligation with respect to GE Capital in its capacity as a member of the Senior Lender Steering Committee. Without limiting the foregoing, each of the Lenders and Swap Issuer agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Credit Parties.

            (b) Lenders agree to indemnify the Senior Lender Steering Committee (to the extent not reimbursed by Credit Parties and without limiting the obligations of Credit Parties hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be instituted or asserted by any third party or by any Credit Party against, or imposed on or incurred by, the Senior Lender Steering Committee in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by the Senior Lender Steering Committee in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Senior Lender Steering Committee's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse the Senior Lender Steering Committee promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Senior Lender Steering Committee in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that the Senior Lender Steering Committee is not reimbursed for such expenses by Credit Parties.

      9.7 Successor Agent. Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower Representative. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, within thirty (30) days after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower Representative, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Loan Documents.

      9.8 Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 9.9(f), each Lender is hereby authorized (notwithstanding the provisions of Section 362 of the

Bankruptcy Code, without any application, motion or notice to, or order from, the Bankruptcy Court) at any time or from time to time, without prior notice to any Credit Party or to any Person other than Agent, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Borrower (regardless of whether such balances are then due to such Borrower) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of any Borrower against and on account of any of the Obligations that are not paid when due; provided that the Lender exercising such offset rights shall give notice thereof to the affected Credit Party promptly after exercising such rights. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares (other than offset rights exercised by any Lender with respect to Sections 1.13, 1.15 or 1.16). Each Lender's obligation under this Section 9.8 shall be in addition to and not in limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Swing Line Loan under Section 1.1. Each Credit Party that is a Borrower agrees, to the fullest extent permitted by law (notwithstanding the provisions of Section 362 of the Bankruptcy Code, without any application, motion or notice to, or order from, the Bankruptcy Court), that
(a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts so offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

      9.9 Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

            (a) Advances; Payments.

                  (i) Lenders shall refund or participate in the Swing Line Loan in accordance with clause (iii) of Section 1.1(c). If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Agent shall notify Lenders, promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of Revolving Advance is received, by telecopy, telephone or other similar form of transmission. Each Lender shall make the amount of such Lender's Pro Rata Share of such Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent's account as set forth in Annex H not later than 3:00 p.m. (New York time) on the requested funding date, in the case of an Index Rate Loan, and not later than 11:00 a.m. (New York time) on the requested funding date, in the case of a LIBOR Loan. After receipt of such wire transfers (or, in the Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to the Borrower designated by Borrower Representative in the Notice of Revolving Credit Advance. All payments by each Lender shall be made without setoff, counterclaim or deduction of any kind.

                  (ii) Not less than once during each calendar week or more frequently at Agent's election (each, a "Settlement Date"), Agent shall advise each Lender by telephone, or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that each Lender has funded all payments or Advances required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrowers since the previous Settlement Date for the benefit of such Lender on the Loans held by it. To the extent that any Lender (a "Non-Funding Lender") has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrowers. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Annex H or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

            (b) Availability of Lender's Pro Rata Share. Agent may assume that each Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without setoff, counterclaim or deduction of any kind. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower Representative and Borrowers shall immediately repay such amount to Agent. Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder. To the extent that Agent advances funds to any Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Lender.

            (c) Return of Payments.

                  (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrowers and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

                  (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender or Swap Issuer. In addition, each of the Lenders and Swap Issuer will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender or Swap Issuer, together with interest at such rate, if any, as Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

            (d) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an "Other Lender") of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance, purchase a participation or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" (or be included in the calculation of "Requisite Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document. At Borrower Representative's request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent's request, sell and assign to Agent or such Person, all of the Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

            (e) Dissemination of Information. Agent shall use reasonable efforts to provide Lenders and Swap Issuer with (i) any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, (ii) notice of any Event of Default of which Agent has actually become aware, (iii) notice of any action taken by Agent following any Event of Default, and (iv) any documents received by Agent from the Borrowers pursuant to the provisions of Annexes E and F; provided, that Agent shall not be liable to any Lender or Swap Issuer for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct.

            (f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each of the Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders.

10. SUCCESSORS AND ASSIGNS

      10.1 Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Agent, Lenders, Swap Issuer and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent, Lenders and Swap Issuer with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11. MISCELLANEOUS

      11.1 Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2. Any letter of interest, commitment letter, fee letter or confidentiality agreement, if any, between any Credit Party and Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

      11.2 Amendments and Waivers.

            (a) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrowers, and by Requisite Lenders or all affected Lenders, as applicable, and to the extent set forth below, Swap Issuer. Except as set forth in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

            (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that increases the percentage advance rates set forth in the definition of any Borrowing Base or that makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts set forth in Section 1.6, shall be effective unless the same shall be in writing and signed by Requisite Lenders and Borrowers. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that waives compliance with the conditions precedent set forth in Section 2.2 to the making of any Loan shall be effective unless the same shall be in writing and signed by Requisite Lenders and Borrowers. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans unless the same shall be in writing and signed by Requisite Lenders and Borrowers.

            (c) No amendment, modification, termination or waiver shall, unless in writing and signed by each Lender directly affected thereby: (i) increase the principal amount of any Lender's Commitment (which action shall be deemed only to affect those Lenders whose Commitments are increased and may be approved by Requisite Lenders, including those Lenders whose Commitments are increased); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan of any affected Lender; (iii) extend the Commitment Termination Date by more than 90 days from the initial Commitment Termination Date hereunder (which action shall be deemed to directly affect all Lenders); (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) except as otherwise permitted herein or in the other Loan Documents, release, or permit any Credit Party to sell or otherwise dispose of, all or substantially all of the Collateral (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; (vii) amend or waive this Section 11.2 or the definitions of the terms "Requisite Lenders" insofar as such definition affects the substance of this Section 11.2; or (viii) release any Borrower from its obligations under the Loan Documents other than in connection with the sale or other disposition of the Stock of such Borrower to the extent permitted or approved pursuant to this Agreement. No amendment, modification, termination, consent or waiver under this Agreement or the Collateral Documents shall, unless in writing and signed by Swap Issuer: (i) amend or modify the rights of Swap Issuer under Section 11.2(a) or this Section 11.2(c); (ii) amend or modify the terms "Hedging Agreement Obligations", "Swap Share", "Swap Termination Amount" or "Special Pro Rata Share"; (iii) amend or modify the term "Obligations" or Section 1.4, 1.18, 1.19, 1.20, 1.21, 1.22, 6.23, 8.1(n)(xii), 8.1(n)(xv), 9.2, 9.6(a), 9.9 or 12.9 or the second proviso to
Section 6.3, in each case in any way adverse to Swap Issuer; (iv) impose any additional obligations on Swap Issuer; (v) amend, modify, terminate, or waive any provision of any Collateral Document in any way adverse to Swap Issuer unless such amendment, modification, termination or waiver has an equivalent adverse effect on all Lenders; (vi) amend or modify Section 1.3(b)(ii), 1.3(c) or 1.3(f), or an application of funds required to be applied to the Obligations secured by the Collateral in accordance with such Sections in a manner inconsistent with such Sections, or (vii) increase the Commitments or aggregate principal amount of the Loans and other extensions of credit outstanding under this Agreement to an amount in excess of $40,000,000. The following shall require the consent of all the Lenders and Swap Issuer: (1) a release or subordination of, or the granting of pari passu lien status with respect to, the Agent's liens on and security interests in more than 50% of the value of the Collateral, and (2) a release of any Borrower from its Obligations under the Loan Documents (except in the case of a disposition of such Borrower's equity interests to the extent permitted or approved pursuant to the Loan Documents). The provisions of Sections 1.3(c), 1.13(a), 2.1(e), 5.12, 9.6(b) and 11.3 may not be amended, modified, terminated or waived in a manner which would be adverse to any member of the Senior Lender Steering Committee without the prior written consent of such member. Without the consent of each member of the Senior Lender Steering Committee, (i) the defined term "Budget" may not be amended or modified to affect the consent rights of the Senior Lender Steering Committee described therein, (ii) the defined term "Fees" may not be amended or modified, and (iii) the defined term "Senior Lender Steering Committee" may not be amended or modified. The provisions of clause (C) of the second sentence of Section 1.4, the remaining provisions of such sentence that relate to such clause (C) or the Bridge Loan Obligations, Sections 2.1(e), and 5.12, the proviso to Section 6.3(a) and the proviso to the first sentence of Section 8.2(b) may not be amended, modified, terminated or waived in a manner which would be adverse to any member of the Bridge Lender Steering Committee without the prior written consent of such member. Without the consent of each member of the Bridge Lender Steering Committee, (i) the defined term "Budget" may not be amended or modified to affect the consent rights of the Bridge Lender Steering Committee described therein, (ii) clause (j) of the defined term "Permitted Encumbrances" may not be amended or modified in any manner which would be adverse to any member of the Bridge Lender Steering Committee without the prior written consent of such member, and (iii) the defined term "Bridge Lender Steering Committee" may not be amended or modified without the prior written consent of each member of the Bridge Lender Steering Committee. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances other than as may be expressly provided for herein. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

            (d) If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change"), requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 11.2(d) being referred to as a "Non-Consenting Lender"), then, at Borrower Representative's request, the Requisite Lenders shall have the right to purchase from such Non-Consenting Lender, and such Non-Consenting Lenders agree that they shall, upon the Requisite Lender's request, sell and assign to one or more of the Requisite Lenders, all of the Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

      Upon payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Borrowers termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

      11.3 Fees and Expenses. Borrowers shall reimburse Agent (and, with respect to clauses (c) and (d) below, all Lenders) and the Senior Lender Steering Committee for all fees, costs and expenses, including the reasonable fees, costs and expenses of all of its counsel, advisors, consultants, auditors and appraisers), incurred in connection with the negotiation, preparation and filing and/or recordation of the Loan Documents and incurred in connection with:

            (a) any amendment, modification or waiver of, consent with respect to, or termination of, any of the Loan Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

            (b) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, any Credit Party or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents, the Prepetition Loan Agreement or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Credit Parties or any other Person that may be obligated to Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent and the Senior Lender Steering Committee, such reimbursement shall be limited to one counsel for all such Lenders; provided, further, that no Person shall be entitled to reimbursement under this clause (b) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction;

            (c) any attempt to enforce any remedies of Agent against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Agent and the Senior Lender Steering Committee, such reimbursement shall be limited to one counsel for all such Lenders;

            (d) any workout or restructuring of the Loans during the pendency of one or more Events of Default; and

            (e) the obtaining of approval of the Loan Documents by the Bankruptcy Court;

            (f) the preparation and review of pleadings, documents and reports related to the Chapter 11 Case and any subsequent case under Chapter 7 of the Bankruptcy Code, attendance at meetings, court hearings or conferences related to the Chapter 11 Case and any subsequent case under Chapter 7 of the Bankruptcy Code, and general monitoring of the Chapter 11 Case and any subsequent case under Chapter 7 of the Bankruptcy Code.

            (g) efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral; including, as to each of clauses (a) through (f) above, all reasonable attorneys' and other professional and service providers' fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 11.3, all of which shall be payable, on demand, by Borrowers to Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

      11.4 No Waiver. Agent's or any Lender's or Swap Issuer's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Agent or such Lender or Swap Issuer thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders, and directed to Borrowers specifying such suspension or waiver.

      11.5 Remedies. Agent's and Lenders' and Swap Issuer's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Agent or any Lender or Swap Issuer may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

      11.6 Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

      11.7 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control. If any provision contained in this Agreement or any of the other Loan Documents conflicts with any provision in the Interim Order or the Final Order, the provision contained in the Interim Order or the Final Order, as applicable, shall govern and control.

      11.8 Confidentiality. Agent, each Lender and Swap Issuer agree to use reasonable efforts (equivalent to the efforts Agent or such Lender or Swap Issuer applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential for a period of three (3) years following receipt thereof, except that Agent, any Lender and Swap Issuer may disclose such information (a) to Persons employed or engaged by Agent, such Lender or Swap Issuer; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Agent, such Lender or Swap Issuer to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Agent's, such Lender's or Swap Issuer's counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent, such Lender or Swap Issuer is a party; or (f) that ceases to be confidential through no fault of Agent, any Lender or Swap Issuer.

      11.9 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES AMONG THE CREDIT PARTIES, AGENT, LENDERS AND SWAP ISSUER PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENT, LENDERS, SWAP ISSUER AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THE BANKRUPTCY COURT MAY HAVE TO BE HEARD BY A COURT OTHER THAN THE BANKRUPTCY COURT; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT

THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

      11.10 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10); (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Annex I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower Representative or Agent) designated in Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

      11.11 Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

      11.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

      11.13 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS, SWAP ISSUER AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

      11.14 Press Releases and Related Matters. Except as required by any Governmental Authority or in connection with the Chapter 11 Cases, each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its affiliates or referring to this Agreement, the other Loan Documents without at least two (2) Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Borrower consents to the publication by Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using such Borrower's name, product photographs, logo or trademark, with prior notice to such Borrower. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

      11.15 Reinstatement. This Agreement shall remain in full force and effect and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

      11.16 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

      11.17 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

      11.18 Parties Including Trustees; Bankruptcy Court Proceedings. This Agreement, the other Loan Documents, and all Liens created hereby or pursuant hereto or to any other Loan Document shall be binding upon each Credit Party, the estate of each Borrower, and any trustee or successor in interest of any Borrower in the Chapter 11 Case or any subsequent case commenced under Chapter 7 of the Bankruptcy Code, and shall not be subject to Section 365 of the Bankruptcy Code. This Agreement and the other Loan Documents shall be binding upon, and inure to the benefit of, the successors of Agent, Lenders and Swap Issuer and their respective assigns, transferees and endorsees. The Liens created by this Agreement and the other Loan Documents shall be and remain valid and perfected in the event of the substantive consolidation or conversion of the Chapter 11 Case or any other bankruptcy case of any Credit Party to a case under Chapter 7 of the Bankruptcy Code or in the event of dismissal of the Chapter 11 Case or the release of any Collateral from the jurisdiction of the Bankruptcy Court for any reason, without the necessity that Lenders file financing statements or otherwise perfect its security interests or Liens under applicable law.

      11.19 Prepetition Loan Agreement. Borrowers hereby agree that (i) this Agreement is separate and distinct from the Prepetition Loan Agreement and (ii) the Prepetition Loan Agreement is in full force and effect. Borrowers further agree that by entering into this Agreement, Lenders do not waive any Default or Event of Default under the Prepetition Loan Agreement.

12. JOINT AND SEVERAL LIABILITY; CROSS-GUARANTY

      12.1 Joint and Several Liability; Cross-Guaranty. Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent and Lenders by each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 12 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this
Section 12 shall be absolute and unconditional, irrespective of, and unaffected by,

            (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

            (b) the absence of any action to enforce this Agreement (including this Section 12) or any other Loan Document or the waiver or consent by Agent and Lenders with respect to any of the provisions thereof;

            (c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agent and Lenders in respect thereof (including the release of any such security);

            (d) the insolvency of any Credit Party; or

            (e) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

      12.2 Waivers by Borrowers. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or Lenders or Swap Issuer to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 12 and such waivers, Agent and Lenders would decline to enter into this Agreement.

      12.3 Benefit of Guaranty. Each Borrower agrees that the provisions of this
Section 12 are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and permitted assigns, and nothing herein contained shall impair, as between any other Borrower and Agent or Lenders, the obligations of such other Borrower under the Loan Documents.

      12.4 Waiver of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, each Borrower hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor. Each Borrower acknowledges and agrees that this waiver is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this Section 12, and that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 12.4.

      12.5 Election of Remedies. If Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Agent or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 12. If, in the exercise of any of its rights and remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by Agent or such Lender and waives any claim based upon such action, even if such action by Agent or such Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Agent or such Lender. Any election of remedies that results in the denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations. In the event Agent or any Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

      12.6 Intentionally Omitted.

      12.7 Intentionally Omitted.

      12.8 Liability Cumulative. The liability of Borrowers under this Section 12 is in addition to and shall be cumulative with all liabilities of each Borrower to Agent and Lenders and Swap Issuer under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

      12.9 Subordination.

            (a) Each Credit Party covenants and agrees that the payment of any indebtedness and all obligations and liabilities owing by any Credit Party in favor of any other Credit Party, whether now existing or hereafter incurred (collectively, the "Intercompany Obligations") is subordinated, to the extent and in the manner provided in this Section 12.9, to the prior payment in full of all Obligations owed or hereafter owing to Agent and Lenders and Swap Issuer by the Borrowers and that such subordination is for the benefit of Agent for itself and Lenders and Swap Issuer.

            (b) Each Credit Party hereby (i) authorizes Agent on behalf of Lenders and Swap Issuer to demand specific performance of the terms of this
Section 12.9 at any time when any Credit Party shall have failed to comply with any provisions of this Section 12.9 which are applicable to it and (ii) irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

            (c) Upon any distribution of assets of any Credit Party in any dissolution, winding up, liquidation or reorganization (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

                  (i) Agent and Lenders and Swap Issuer shall first be entitled to receive payment in full in cash of the Obligations before any Credit Party is entitled to receive any payment on account of the Intercompany Obligations.

                  (ii) Any payment or distribution of assets of any Credit Party of any kind or character, whether in cash, property or securities, to which any other Credit Party would be entitled except for the provisions of this Section 12.9(c), shall be paid by the liquidating trustee or agent or other Person making such payment or distribution directly to Agent for the benefit of the Lenders and Swap Issuer in the manner set forth herein, to the extent necessary to make payment in full of all Obligations remaining unpaid after giving effect to any concurrent payment or distribution or provisions therefor to Agent for itself and Lenders and Swap Issuer.

                  (iii) In the event that notwithstanding the foregoing provisions of this Section 12.9(c), any payment or distribution of assets of any Credit Party of any kind or character, whether in cash, property or securities, shall be received by any other Credit Party on account of any Intercompany Obligations before all Obligations are paid in full, such payment or distribution shall be received and held in trust for and shall be paid over to Agent for itself and Lenders for application to the payment of the Obligations until all of the Obligations shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to Agent for itself and Lenders and Swap Issuer.

            (d) No right of Agent, any Lender or any other present or future holders of the Obligations to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Credit Party or by any act or failure to act, in good faith, by any Credit Party, or by any noncompliance by any Credit Party with the terms of the Intercompany Obligations, regardless of any knowledge thereof which any Credit Party may have or be otherwise charged with.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                            CHOICE ONE COMMUNICATIONS INC.
                            CHOICE ONE COMMUNICATIONS OF NEW YORK INC.
                            CHOICE ONE COMMUNICATIONS OF CONNECTICUT INC. CHOICE ONE COMMUNICATIONS OF MAINE INC.
                            CHOICE ONE COMMUNICATIONS OF MASSACHUSETTS INC. CHOICE ONE OF NEW HAMPSHIRE INC.
                            CHOICE ONE COMMUNICATIONS OF OHIO INC.
                            CHOICE ONE COMMUNICATIONS OF PENNSYLVANIA INC. CHOICE ONE COMMUNICATIONS OF RHODE ISLAND INC. CHOICE ONE COMMUNICATIONS OF VERMONT INC.
                            CHOICE ONE COMMUNICATIONS INTERNATIONAL INC.
                            CHOICE ONE ONLINE INC.
                            CHOICE ONE COMMUNICATIONS OF VIRGINIA INC.
                            CHOICE ONE COMMUNICATIONS SERVICES INC.
                            US XCHANGE  INC.
                            US XCHANGE OF INDIANA, L.L.C.
                            US XCHANGE OF ILLINOIS, L.L.C.
                            US XCHANGE OF MICHIGAN, L.L.C.
                            US XCHANGE OF WISCONSIN, L.L.C., each as a Borrower

                            By: /s/ Ajay Sabherwal
                                ---------------------------
                            Name: Ajay Sabherwal
                            Title: Chief Financial Officer

                                Signature Page to
                         Senior Secured, Super-Priority
                      Debtor-in-Possession Credit Agreement

                                                GENERAL ELECTRIC CAPITAL
                                                CORPORATION,
                                                as Agent and as a Lender

                                                By: /s/ Christopher T. Nicholls
                                                    ----------------------------
                                                Name: Christopher T. Nicholls
                                                Title: Authorized Signatory

                               Signature Page to
                         Senior Secured, Super-Priority
                     Debtor-in-Possession Credit Agreement

                                  VARDE INVESTMENT PARTNERS, L.P., as a Lender
                                  By: Varde Investment Partners G.P., LLC,
                                  Its General Partner
                                  By: Varde Partners, L.P., Its Managing Member
                                  By: Varde Partners, Inc., Its General Partner

                                  By: /s/ Marcia L. Page
                                      --------------------------
                                  Name: Marcia L. Page
                                  Title: Managing Partner

                               Signature Page to
                         Senior Secured, Super-Priority
                     Debtor-in-Possession Credit Agreement

                                    QP SMF CAPITAL HOLDINGS LIMITED, as a Lender

                                    By: /s/ Richard D. Holahan, Jr.
                                        -----------------------------
                                    Name: Richard D. Holahan, Jr.
                                    Title: Attorney-in-Fact

                               Signature Page to
                         Senior Secured, Super-Priority
                     Debtor-in-Possession Credit Agreement

                                            WACHOVIA BANK, N.A., as Swap Issuer

                                            By: /s/ Joel Thomas
                                                ------------------
                                            Name: Joel Thomas
                                            Title: Director

                               Signature Page to
                         Senior Secured, Super-Priority
                     Debtor-in-Possession Credit Agreement

                               ANNEX A (RECITALS)
                                       TO
                                CREDIT AGREEMENT

                                   DEFINITIONS

            Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings, and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

            "Account Debtor" means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

            "Accounting Changes" has the meaning ascribed thereto in Annex G.

            "Accounts" means all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (e) all health care insurance receivables and (f) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

            "Activation Event" and "Activation Notice" have the meanings ascribed thereto in Annex C.

            "Adequate Protection Liens" means the Senior Adequate Protection Liens and the Junior Adequate Protection Liens (as such terms are defined in the Interim Order).

            "Adequate Protection Payments" means the payments provided for in Paragraphs 15, 16 and 17 of the Interim Order and any analogous paragraphs of the Final Order.

            "Advance" means any Revolving Credit Advance or Swing Line Advance, as the context may require.

            "Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of any Borrower. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude Agent and each Lender.

            "Agent" means GE Capital in its capacity as Agent for Lenders and to the extent provided in Section 9.2, Swap Issuer, or its successor or replacement appointed pursuant to Section 9.7.

            "Agreement" means the Credit Agreement by and among Borrowers, the other Credit Parties party thereto, GE Capital, as Agent and Lender, the other Lenders from time to time party thereto, and Swap Issuer, as the same may be amended, supplemented, restated or otherwise modified from time to time.

            "Appendices" has the meaning ascribed to it in the recitals to the Agreement.

            "Applicable Revolver Index Margin" means the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, equal to 2.00% for all Advances for each day that the outstanding principal balance of the Loans is less than or equal to $10,000,000 and 3.00% for all Advances for each day that the outstanding principal balance of the Loans is more than $10,000,000.

            "Applicable Revolver LIBOR Margin" means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, equal to 3.00% for all Advances for each day that the outstanding principal balance of the Loans is less than or equal to $10,000,000 and 4.00% for all Advances for each day that the outstanding principal balance of the Loans is more than $10,000,000.

            "Applicable Unused Line Fee Margin" means the per annum fee, from time to time in effect, payable in respect of Borrowers' non-use of committed funds pursuant to Section 1.9(b), which fee shall be equal to 0.50%.

            "Assignment Agreement" has the meaning ascribed to it in Section 9.1(a).

            "Available Cash" means, with respect to the Borrowers and their Subsidiaries, for any date, the sum of the following determined on a consolidated basis, without duplication: (a) the Borrowing Availability as of such date, (b) the sum of all amounts that would be included, in accordance with GAAP, as cash, restricted cash or cash equivalents on a consolidated balance sheet of the Borrowers and their Subsidiaries on such date and (c) the unused portion of any irrevocably committed debt or equity financing available to the Borrowers other than the Commitments.

            "Bankruptcy Code" shall have the meaning assigned to it in the recitals to the Agreement.

            "Bankruptcy Court" shall have the meaning assigned to it in the recitals to the Agreement.

            "Bankruptcy Rules" shall mean the Federal Rules of Bankruptcy Procedure, as the same may from time to time be in effect and applicable to the Chapter 11 Case.

            "Blocked Accounts" has the meaning ascribed to it in Annex C.

            "Borrower Representative" means Choice One Communications Inc., a Delaware corporation, in its capacity as Borrower Representative pursuant to the provisions of Section 1.1(d).

            "Borrowers" and "Borrower" have the respective meanings ascribed thereto in the preamble to the Agreement.

            "Borrowing Availability" means as of any date of determination the least of (a) the Maximum Amount less the aggregate Revolving Loan and Swing Line Loan then outstanding, (b) the difference between the Borrowing Base and the Carve-Out less the aggregate Revolving Loan and Swing Line Loan then outstanding and (c) the Budget Limit (which shall not be applicable to the extent an Advance is being requested solely to finance the payment of reasonable professional fees and expenses).

            "Borrowing Base" means as of any date of determination from time to time, for the Borrowers, an amount equal to 85% of the value at such time of the Borrowers' Eligible Accounts, less any Reserves established by Agent at such time in its reasonable credit judgment.

            "Borrowing Base Certificate" means a certificate to be executed and delivered from time to time by the Borrowers in the form attached to the Agreement as Exhibit 4.1(b).

            "Bridge Agent" means Morgan Stanley Senior Funding, Inc., in its capacity as administrative agent under the Bridge Loan Agreement, together with its duly appointed successors pursuant thereto.

            "Bridge Lender Steering Committee" means the unofficial committee of Bridge Lenders consisting of Quantum Partners LDC, Credit Suisse First Boston International and Wachovia Investors, Inc. and Merrill Lynch Credit Products, LLC, and/or such other Bridge Lenders that may be appointed thereto from time to time.

            "Bridge Lenders" means the banks, financial institutions and other lenders party from time to time to the Bridge Loan Agreement.

            "Bridge Loans" means the $178,302,630.11 of initial accreted value of senior rollover loans made to COC pursuant to the Bridge Loan Agreement.

            "Bridge Loan Agreement" means that certain bridge financing agreement dated as of August 1, 2000 among COC, as borrower, the lenders from time to time party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent, as amended prior to the Closing Date and as otherwise amended or modified on or after the Closing Date in accordance with the provisions hereof.

            "Bridge Loan Documents" shall have the meaning ascribed to such term in the Prepetition Loan Agreement.

            "Bridge Loan Obligations" means the Bridge Loans and the other obligations of the Borrowers under the Bridge Loan Documents.

            "Budget" means the budget of the Borrowers' cash receipts and expenditures for the 13 weeks commencing on the Petition Date, in the form attached hereto as Annex B, and any amendments, restatements, revisions, supplements or other modifications from time to time thereto as are acceptable to the Requisite Lenders in their sole discretion, and either (i) the Prepetition Agent, the Senior Lender Steering Committee and the Bridge Lender Steering Committee, in their sole discretion, or (ii) the Bankruptcy Court.

            "Budget Limit" means as to any date of determination, a positive amount, if any, equal to (1) 110% of (a) the sum of the aggregate of the weekly amounts for all projected disbursements (excluding all projected disbursements for reasonable fees and expenses incurred by the Borrowers with respect to the engagement of attorneys and other professionals by or on behalf of the Credit Parties or their creditors) of the Credit Parties set forth in the Budget for the period from the Closing Date through and including the last day of the calendar week in which such date of determination occurs, minus (b) the sum of the weekly amounts of all projected cash operating receipts set forth in the Budget for such period, minus (2) (a) the aggregate amount of Advances made actually made to the Borrowers during such period (prior to giving effect to any requested Advance not yet made), minus (b) the amount of reasonable fees and expenses described in the parenthetical to clause (1)(a) above that were actually paid during such period. Such formula shall be applied on a cumulative basis for each applicable period.

            "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

            "Capital Expenditures" means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one year and that are required to be capitalized under GAAP.

            "Capital Lease" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

            "Capital Lease Obligation" means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

            "Carve-Out" shall have the meaning assigned to it in Paragraph 23 of the Interim Order.

            "Cash Management Systems" has the meaning ascribed to it in Section 1.8.

            "Chapter 11 Case" and Chapter 11 Cases" shall have the meaning assigned to it in the recitals to the Agreement.

            "Charges" means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

            "Chattel Paper" means any "chattel paper," as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party.

            "CLEC" means a competitive local exchange carrier under applicable Communications Law.

            "Closing Date" means October 5, 2004.

            "Closing Checklist" means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

            "Code" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent's or any Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

            "Collateral" means the property covered by the Security Agreement and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or

Lien in favor of Agent, on behalf of itself and Lenders and Swap Issuer, to secure the Obligations.

            "Collateral Documents" means the Security Agreement, the Pledge Agreement, the Mortgages and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

            "Collateral Reports" means the reports with respect to the Collateral referred to in Annex F.

            "Collection Account" means that certain account of Agent, account number 502-328-54 in the name of Agent at DeutscheBank Trust Company Americas in New York, New York ABA No. 021 001 033, reference: Choice One Communications Inc. or such other account as may be specified in writing by Agent as the "Collection Account.".

            "Committees" shall mean collectively, the official committee of unsecured creditors, if any, and any other committee formed, appointed, or approved in the Chapter 11 Case and each of such Committees shall be referred to herein as a Committee.

            "Commitment Termination Date" means the earliest of (a) the date occurring April 5, 2005, (b) the date of termination of Lenders' obligations to make Advances or permit existing Loans to remain outstanding pursuant to Section 8.2(b), (c) the date of indefeasible prepayment in full by Borrowers of the Loans, and the permanent reduction of all Commitments to zero dollars ($0), (d) thirty (30) days following the Petition Date if the Final Order has not been entered by the Bankruptcy Court by such date, (f) the date upon which the Interim Order expires, unless the Final Order shall have been entered and become effective by such date, (g) the date of the filing of any motion or request for approval of a sale of all or substantially all of any Borrowers' assets pursuant to Section 363 of the Bankruptcy Code, a confirmed plan of reorganization or a liquidation pursuant to Chapter 7 of the Bankruptcy Code other than any such filing which has been approved by the Agent and the Senior Loan Steering Committee, and (h) the effective date of a plan of reorganization in the Chapter 11 Case.

            "Commitments" means (a) as to any Lender, the aggregate of such Lender's commitment to make Revolving Credit Advances (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Commitment) as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders' commitments to make Revolving Credit Advances (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Commitment), which aggregate Commitment shall be Twenty Million Dollars ($20,000,000.00) on the Closing Date, as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

            "Communications Law" means the Communications Act of 1934, as amended, and all rules and regulations thereunder, or any successor statute or statutes thereto (including, without limitation, the Telecommunications Act of 1996) and all rules and regulations thereunder, and all rules and regulations of the FCC, any applicable PUC or any other applicable

Governmental Authority related to the provision of telecommunication or broadcast services, each as amended or supplemented from time to time.

            "Communications License" means any license for the provision of CLEC telephony service, and any other license, permit, consent, certificate of compliance, franchise, approval, waiver or authorization granted or issued by FCC or other applicable Governmental Authority, including, without limitation, any PUC, each of the foregoing authorizing or permitting the acquisition, construction or operation of Network Facilities or any other system for the provision of CLEC telephony service.

            "Competitor" means at the time any Lender proposes to make an assignment in accordance with Section 9.1, (A) any provider of telecommunications services to third parties, which provider serves customers in
(i) any state in which any Borrower then serves customers or (ii) any state that is contiguous to any state referred to in clause (i), or (B) any Person whose primary business is the provision of telecommunications services to third parties.

            "Competitor Affiliate" means, with respect to any Competitor, any other Person directly or indirectly controlling, controlled by or under common control with such Competitor other than (i) any such Person which constitutes a commercial bank, savings and loan association, insurance company, lease financing company or commercial finance company which controls such Competitor or (ii) any Lender.

            "Compliance Certificate" has the meaning ascribed to it in Annex E.

            "Contracts" means all "contracts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

            "Control Letter" means a letter agreement between Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant limits any security interest in the applicable financial assets in a manner reasonably satisfactory to Agent, acknowledges the Lien of Agent, on behalf of itself and Lenders and Swap Issuer, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Credit Party.

            "Copyright License" means any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

            "Copyrights" means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

            "Credit Parties" means each Borrower.

            "Default" means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

            "Default Rate" has the meaning ascribed to it in Section 1.5(d).

            "Disbursement Accounts" has the meaning ascribed to it in Annex C.

            "Disclosure Schedules" means the Schedules prepared by Borrowers and denominated as Disclosure Schedules (2.1) through (6.7) in the Index to the Agreement.

            "Documents" means all "documents," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

            "Dollars" or "$" means lawful currency of the United States of America.

            "DSL" means technology which permits broadband transmission over copper telephone lines, allowing for the provision of high speed data services.

            "EBITDAR" means, with respect to any specified Person and its Subsidiaries, for any period, the sum of the following determined on a consolidated basis, without duplication, in accordance with GAAP: (a) Net Income for such period plus (b) the sum of the following to the extent deducted in determining Net Income: (i) income, property and franchise taxes, (ii) Interest Expense, (iii) amortization, depreciation and other non-cash charges, (iv) reorganization costs associated with the restructuring of the Borrowers and the Indebtedness and the Chapter 11 Cases, and (v) operational restructuring costs less (c) (i) capitalized labor, (ii) interest income and (iii) extraordinary gains. EBITDAR shall exclude any non-recurring and non-cash items such as those relating to "fresh start" accounting (as required by the Statement of Position 90-7 issued by the American Institute of Certified Public Accountants), such as gains on the cancellation of Indebtedness and discharge of liabilities, and amounts recorded by virtue of Financial Accounting Standard 142 - Goodwill and Other Intangible Assets. EBITDAR shall be adjusted in a manner reasonably satisfactory to the Agent to include, on a pro forma basis, as of the first day of any calculation period any acquisition consummated during such period in accordance with this Agreement and exclude, on a pro forma basis, as of the first day of any calculation period any Subsidiary or assets sold in accordance with this Agreement during such period.

            "Eligible Accounts" has the meaning ascribed to it in Section 1.6.

            "Environmental Laws" means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C.Sections 9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C.Sections 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.Sections 136 et seq.); the Solid Waste Disposal Act (42 U.S.C.Sections 6901 et seq.); the Toxic Substance Control Act (15 U.S.C.Sections 2601 et seq.); the Clean Air Act (42 U.S.C.Sections 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C.Sections 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C.Sections 651 et seq.); and the Safe Drinking Water Act (42 U.S.C.Sections 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

            "Environmental Liabilities" means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

            "Environmental Permits" means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

            "Equipment" means all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

            "ERISA Affiliate" means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

            "ERISA Event" means, with respect to any Credit Party or any ERISA Affiliate, (a) with respect to a Title IV Plan, any event described in Section 4043(c) of ERISA for which notice to the PBGC has not been waived; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan in a distress termination described in Section 4041(c) of ERISA or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC;
(f) with respect to a Title IV Plan, the existence of an "accumulated funding deficiency" (as defined in Section 412 of the IRC or Section 302 of ERISA) whether or not waived, or the failure to make by its due date a required installment under Section 412(m) of the Code or the failure to make any required contribution to a Multiemployer Plan; (g) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to a Title IV Plan; (h) the making of any amendment to any Title IV Plan which could result in the imposition of a lien or the posting of a bond or other security; (i) with respect to a Title IV Plan an event described in Section 4062(e) of ERISA; (j) any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under
Section 4069 or 4212(c) of ERISA; (k) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; (l) the loss of a Qualified Plan's qualification or tax exempt status; or (m) the termination of a Plan described in Section 4064 of ERISA.

            "Event of Default" has the meaning ascribed to it in Section 8.1.

            "Fair Labor Standards Act" means the Fair Labor Standards Act, 29 U.S.C. Section 201 et seq.

            "FCC" means the Federal Communications Commission or any successor Governmental Authority.

            "Federal Funds Rate" means, for any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

            "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

            "Fees" means any and all fees payable to Agent, the Senior Lender Steering Committee or any Lender pursuant to the Agreement or any of the other Loan Documents.

            "Final Order" means the order of the Bankruptcy Court entered in the Chapter 11 Case after a final hearing under Bankruptcy Rule 4001(c)(2) or such other procedures as approved by the Court, which order and procedures shall be satisfactory in form and substance to the Agent and the Requisite Lenders, and from which no appeal or motion to reconsider has been timely filed, or if timely filed, such appeal or motion to reconsider has been dismissed or denied (unless the Agent and the Requisite Lenders waive such requirement), together with all extensions, modifications and amendments thereto satisfactory in form and substance to the Agent and the Requisite Lenders, which, among other matters but not by way of limitation, authorizes the Borrowers to obtain credit, incur (or guaranty) Indebtedness, and grant Liens under this Agreement and the other Loan Documents, as the case may be, provides for the super priority of the Agent's and the Lenders' claims.

            "Financial Covenants" means the financial covenants set forth in Annex G.

            "Financing Orders" means, the Interim Order or the Final Order, whichever is in effect at the time of any determination hereunder, or the Interim Order and the Final Order, collectively, as the context may require.

            "Financial Statements" means the consolidated and consolidating income statements, statements of cash flows and balance sheets of Borrowers delivered in accordance with Section 3.4 and Annex E.

            "Fiscal Month" means any of the monthly accounting periods of Borrowers.

            "Fiscal Quarter" means any of the quarterly accounting periods of Borrowers, ending on March 31, June 30, September 30 and December 31 of each year.

            "Fiscal Year" means any of the annual accounting periods of Borrowers ending on December 31 of each year.

            "Fixtures" means all "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

            "Funded Debt" means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrowers, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.

            "GAAP" means generally accepted accounting principles in the United States of America consistently applied, as such term is further defined in Annex G to the Agreement.

            "GE Capital" means General Electric Capital Corporation, a Delaware corporation.

            "General Intangibles" means all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Communications Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guaranteed Indebtedness" means as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or
(e) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

            "Hazardous Material" means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

            "Hedging Agreement" means collectively, the Master Agreement and that certain Confirmation of Swap Transaction dated as of the date of the entry of the Interim Order, by and among the Swap Participant and the Borrowers incorporating the terms and conditions of the Master Swap Agreement which Hedging Agreement is attached hereto as Exhibit A-2, or any replacement or amendment and restatement of the foregoing documents having substantially identical terms and economics as the foregoing documents.

            "Hedging Agreement Obligations" means all liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Swap Issuer, and all covenants and duties regarding such amounts, of any kind or nature, present or future arising under the Hedging Agreement or any of the other Loan Documents. This term includes all payments, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy (including the Chapter 11 Case), whether or not allowed in such case or proceeding), termination fees, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Hedging Agreement or for the benefit of the Swap Issuer under any of the other Loan Documents.

            "Indebtedness" means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred 6 months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than 6 months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

            "Indemnified Liabilities" has the meaning ascribed to it in Section 1.13.

            "Indemnified Person" has the meaning ascribed to in Section 1.13.

            "Index Rate" means, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the "prime rate" (or, if The Wall Street Journal ceases quoting a prime rate, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus 50 basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

            "Index Rate Loan" means a Loan or portion thereof bearing interest by reference to the Index Rate.

            "Instruments" means all "instruments," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

            "Intellectual Property" means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

            "Interconnection Agreement" means any interconnection agreement entered into by any Credit Party, and any other agreement entered into thereby with respect to collocation of Telecommunications Equipment, in each case with another telecommunications provider.

            "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of September 13, 2002 among, Morgan Stanley Senior Funding, Inc., as Bridge Agent for the lenders parties from time to time to the Bridge Loan Agreement, said lenders, the Prepetition Agent and the Prepetition Lenders.

            "Interest Expense" means, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

            "Interest Payment Date" means (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, and
(b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest that has then accrued under the Agreement.

            "Interim Order" means, collectively, the order of the Bankruptcy Court entered in the Chapter 11 Case after an interim hearing (assuming satisfaction of the standards prescribed in Section 364 of the Bankruptcy Code and Bankruptcy Rule 4001 and other applicable law), together with all extensions, modifications, and amendments thereto, in form and substance satisfactory to Agent and the Requisite Lenders which, among other matters but not by way of limitation, authorizes, on an interim basis, the Borrowers to execute and perform under the terms of this Agreement and the other Loan Documents, substantially in the form of Exhibit A-1.

            "Inventory" means all "inventory," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

            "Investment Property" means all "investment property" as such term is defined in the Code now owned or hereafter acquired by any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of any Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party;
(iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

            "IRC" means the Internal Revenue Code of 1986 and all regulations promulgated thereunder.

            "IRS" means the Internal Revenue Service.

            "Lenders" means GE Capital, the other Lenders named on the signature pages of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include any assignee of such Lender.

            "LIBOR Business Day" means a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

            "LIBOR Loan" means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

            "LIBOR Period" means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower Representative pursuant to the Agreement and ending one month thereafter, as selected by Borrower Representative's irrevocable notice to Agent as set forth in Section 1.5(e); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

            (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

            (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end on such date;

            (c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

            (d) Borrower Representative shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

            (e) Borrower Representative shall select LIBOR Periods so that there shall be no more than 5 separate LIBOR Loans in existence at any one time.

            "LIBOR Rate" means for each LIBOR Period, a rate of interest determined by Agent equal to:

            (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

            (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board that are required to be maintained by a member bank of the Federal Reserve System.

            If such interest rates shall cease to be available from Telerate News Service (or its successor satisfactory to Agent), the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower Representative.

            "License" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

            "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

            "Litigation" has the meaning ascribed to it in Section 3.13.

            "Loan Account" has the meaning ascribed to it in Section 1.12.

            "Loan Documents" means the Agreement, the Notes, the Collateral Documents, the Hedging Agreement and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated thereby, including the Interim Order and the Final Order. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

            "Loans" means the Revolving Loan and the Swing Line Loan.

            "Lock Boxes" has the meaning ascribed to it in Annex C.

            "Margin Stock" has the meaning ascribed to in Section 3.10.

            "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of the Borrowers, (b) any Borrower's ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Agent's Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, or (d) Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents. Without limiting the generality of the foregoing, any event or occurrence adverse to one or more Credit Parties which results or could reasonably be expected to result in losses, costs, damages, liabilities or expenditures in excess of $1,000,000 shall constitute a Material Adverse Effect (other than contracts entered into in the ordinary course of business).

            "Maximum Amount" means, as of any date of determination, an amount equal to the Commitment of all Lenders; provided, however, that (i) on and after the date of entry of the Interim Order by the Bankruptcy Court and prior to the date of entry of the Final Order by the Bankruptcy Court, the Maximum Amount shall be limited to $15,000,000, and (ii) the Maximum Amount shall be subject to reduction as a result of certain mandatory prepayments as provided for in
Section 1.3(b).

            "Mortgages" means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents previously executed and delivered by any Credit Party to Agent on behalf of itself and Lenders with respect to the Real Estate in connection with the Prepetition Loan Agreement, all in form and substance reasonably satisfactory to Agent.

            "Multiemployer Plan" means a "multiemployer plan" as defined in Sections 3(37) or 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

            "Net Income" means, with respect to any specified Person and its Subsidiaries for any period, the net income (or loss) of such Persons for such period calculated on a consolidated basis in accordance with GAAP: provided, that there shall be excluded from net income (or loss): (a) the income (or loss) of any other Person (other than a Wholly-Owned Subsidiary of such first Person) in which such first Person or Subsidiary thereof has an ownership interest unless received by such first Person or Subsidiary in a cash distribution and
(b) the income (or loss) of any other Person accrued prior to the date it became a Subsidiary or is merged into or consolidated with such first Person or Subsidiary.

            "Network Agreement" means any Interconnection Agreement or other document or agreement entered into by any Borrower or any of its Subsidiaries regarding the use, operation or maintenance of, or otherwise concerning, any of the Network Facilities.

            "Network Facility" means the Switches and network of digital and analog facilities owned or leased by any Borrower or any of its Subsidiaries for use in the provision of CLEC telephony service or other voice or data transmission services.

            "Non-Funding Lender" has the meaning ascribed to it in Section 9.9(a)(ii).

            "Notes" means, collectively, the Revolving Notes and the Swing Line Notes.

            "Notice of Conversion/Continuation" has the meaning ascribed to it in Section 1.5(e).

            "Notice of Revolving Credit Advance" has the meaning ascribed to it in Section 1.1(a).

            "Obligations" means (i) all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement, letter of credit agreement or other instrument, arising under the Agreement or any of the other Loan Documents, and (ii) all Hedging Agreement Obligations. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy (including the Chapter 11 Case), whether or not allowed in such case or proceeding), Fees, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

            "Overadvance" has the meaning ascribed to it in Section 1.1(a)(iii).

            "Patent License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

            "Patents" means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

            "PBGC" means the Pension Benefit Guaranty Corporation.

            "Pension Plan" means "pension plan," as described in Section 3(2) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to or has maintained, contributed to or had an obligation to contribute to at any time in the past seven years on behalf of participants who are or were employed by any Credit Party or ERISA Affiliate.

            "Permitted Encumbrances" means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 5.2(b) or to the extent that nonpayment thereof is permitted under the Bankruptcy Code; (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $100,000 at any time, so long as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1(j); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) presently existing or hereafter created Liens in favor of Agent, on behalf of Lenders and Swap Issuer; (j) presently existing Liens in favor of the Bridge Agent on behalf of the Bridge Lenders; and
(k) Liens expressly permitted under clauses (b) and (c) of Section 6.7 of the Agreement.

            "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

            "Petition Date" shall have the meaning assigned to it in the recitals to this Agreement.

            "Plan" means, at any time, an "employee benefit plan", as defined in
Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to.

            "Pledge Agreement" means the Pledge Agreement of even date herewith executed by the Borrowers in favor of Agent, on behalf of itself, Lenders and Swap Issuer, pledging all Stock of each Subsidiary, if any, of each Borrower.

            "Postpetition" means the time period beginning immediately after the filing of the Chapter 11 Cases.

            "Prepetition" means the time period ending immediately prior to the filing of the Chapter 11 Cases.

            "Prepetition Agent" means General Electric Capital Corporation, as administrative agent for the Prepetition Lenders under the Prepetition Loan Agreement.

            "Prepetition Borrowers" means all Borrowers other than COC in their capacities as "Borrowers" under the Prepetition Loan Agreement.

            "Prepetition Indebtedness" means all Indebtedness of any of the Borrowers outstanding on the Petition Date immediately prior to the filing of the Chapter 11 Cases other than Indebtedness under the Prepetition Loan Agreement.

            "Prepetition Lenders" shall mean the lenders under the Prepetition Loan Agreement.

            "Prepetition Loan Agreement" shall have the meaning assigned to it in the recitals to this Agreement.

            "Prepetition Loan Documents" means the "Loan Documents" (as defined in the Prepetition Loan Agreement).

            "Prepetition Lender Obligations" means all obligations of any Credit Party and any of their Subsidiaries to the Prepetition Lenders pursuant to the Prepetition Loan Agreement, and all instruments and documents executed pursuant thereto or in connection therewith.

            "Proceeds" means "proceeds," as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit

Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

            "Pro Rata Share" means with respect to all matters relating to any Lender, (a) prior to the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by (ii) the aggregate Commitments of all Lenders, and (d) on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the aggregate outstanding principal balance of the Loans held by all Lenders.

            "PUC" means any state, provincial or other local regulatory agency or body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any Network Facility or CLEC telephony system or over Persons who own, construct or operate a Network Facility or any such system, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in any such jurisdiction.

            "PUC Authorizations" means all applications, filings, reports, documents, recordings and registrations with, and all validations, exemptions, franchises, waivers, approvals, orders or authorizations, consents, licenses, certificates and permits from, any PUC.

            "Qualified Plan" means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

            "Qualified Assignee" means (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody's at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to

Borrowers without the imposition of any withholding or similar taxes; provided that neither any Borrower nor any Affiliate of any Borrower shall be a Qualified Assignee, and that without the prior written consent of the Agent, in its sole discretion, and if no Event of Default has occurred and is continuing, the Borrower Representative in its sole discretion, no Competitor or Competitor Affiliate shall qualify as a Qualified Assignee under this definition.

            "Real Estate" has the meaning ascribed to it in Section 3.6.

            "Refunded Swing Line Loan" has the meaning ascribed to it in Section 1.1(c)(iii).

            "Release" means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

            "Requisite Lenders" means Lenders having (a) more than 50% of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than 50% of the aggregate outstanding amount of all Loans.

            "Reserves" means (a) reserves established pursuant to Section 5.4(c), (b) a reserve or reserves in the full amount of the Carve-Out as established by Agent on the Closing Date and thereafter modified, as and to the extent, Agent determines to do so and (c) such other reserves against Eligible Accounts or Borrowing Availability of the Borrowers that Agent may, in its reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of Agent's credit judgment.

            "Restricted Payment" means, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party's Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Credit Party other than payment of compensation in the ordinary course of business to Stockholders who are employees of such Person; and (g) any payment of management fees (or other fees of a similar nature) by such Credit Party to any Stockholder of such Credit Party or its Affiliates.

            "Retiree Welfare Plan" means, at any time, a welfare plan (within the meaning of Section 3(1) of ERISA) that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC or other similar state law and at the sole expense of the participant or the beneficiary of the participant.

            "Revolving Credit Advance" has the meaning ascribed to it in Section 1.1(a)(i).

            "Revolving Loan" means, at any time, the aggregate amount of Revolving Credit Advances outstanding to Borrower.

            "Revolving Note" has the meaning ascribed to it in Section
1.1(a)(ii).

            "Security Agreement" means the Security Agreement of even date herewith entered into by and among Agent, on behalf of itself, Lenders and Swap Issuer, and each Credit Party that is a signatory thereto.

            "Senior Lender Steering Committee" means the unofficial committee of Prepetition Lenders consisting of GE Capital, Strategic Value Credit Opportunities Master Fund, L.P. and Varde Investment Partners, L.P. and/or its Affiliates, and/or such other Prepetition Lenders that may be appointed thereto from time to time.

            "Special Pro Rata Share" means with respect to all matters relating to any Lender, (a) prior to the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by (ii) the sum of the aggregate Commitments of all Lenders plus the Swap Termination Amount, and (d) on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the sum of aggregate outstanding principal balance of the Loans held by all Lenders plus the Swap Termination Amount.

            "Stock" means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

            "Stockholder" means, with respect to any Person, each holder of Stock of such Person.

            "Subordinated Debt" means (i) the Bridge Loan Obligations and (ii) any other Indebtedness of any Credit Party subordinated to the Obligations in a manner and form satisfactory to Agent and Requisite Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

            "Subsidiary" means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower.

            "Swap Issuer" means Wachovia Bank, National Association.

            "Swap Share" means with respect to any payment to be made under
Section 9.6(a), the quotient of the Swap Termination Amount divided by the sum of the Pro Rata Shares of all Lenders and the Swap Termination Amount.

            "Swap Termination Amount" means the amount, if any, which would be payable to Swap Issuer as a termination fee or termination payment under the Hedging Agreement if the Hedging Agreement were terminated on the date any payment is requested by the Agent under Section 9.6(a).

            "Swing Line Advance" has the meaning ascribed to it in Section 1.1(c)(i).

            "Swing Line Availability" has the meaning ascribed to it in Section 1.1(c)(i).

            "Swing Line Commitment" means, as to the Swing Line Lender, the commitment of the Swing Line Lender to make Swing Line Advances as set forth on Annex J to the Agreement, which commitment constitutes a subfacility of the Commitment of the Swing Line Lender.

            "Swing Line Lender" means GE Capital.

            "Swing Line Loan" means, as the context may require, at any time, the aggregate amount of Swing Line Advances outstanding to any Borrower or to all Borrowers.

            "Swing Line Note" has the meaning ascribed to it in Section 1.1(c)(ii).

            "Switch" means any Lucent 5-ESS Switch or other comparable switch for the provision of CLEC telephony service or a packet-based switch for the provision of DSL and/or voice services.

            "Taxes" means taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Agent or a Lender by the jurisdictions under the laws of which Agent and Lenders are organized or conduct business or any political subdivision thereof.

            "Telecommunications Equipment" means fiber optic cable, Switches, transmission equipment and other ancillary hardware necessary for the installation and operation of a switch room or central office and collocation with other telecommunications providers which will enable the Credit Parties to offer CLEC telephony and DSL. Telecommunications Equipment shall also include software associated with the Network Facility and back office systems (including without limitation billing systems, operations systems and support, customer service and DSL services) and other related software and hardware products integral to developing a viable CLEC telephony and DSL business.

            "Termination Date" means the date on which (a) the Loans have been indefeasibly repaid in full and the Commitments have been terminated, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged, and (d) none of Borrowers shall have any further right to borrow any monies under the Agreement.

            "Title IV Plan" means a Pension Plan (other than a Multiemployer
Plan), that is subject to Title IV of ERISA or Section 412 of the IRC, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

            "Trademark License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

            "Trademarks" means all of the following now owned or hereafter existing or adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

            "Unfunded Pension Liability" means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

            "Wholly-Owned Subsidiary" means, with respect to a Subsidiary, that all of the shares of capital stock or other ownership interests of such Subsidiary are, directly or indirectly, owned or controlled by each Borrower, as applicable, and/or one or more of its Wholly-Owned Subsidiaries.

            Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth in Annex G. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition in Article or Division 9 shall control. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

            Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and permitted assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                              ANNEX C (SECTION 1.8)
                                       TO
                                CREDIT AGREEMENT

                             CASH MANAGEMENT SYSTEM

            Each Borrower shall, and shall cause its Subsidiaries to, continue to and maintain the Cash Management Systems as in effect on the Closing Date, as more fully described below:

            (a) On or before the Closing Date and until the Termination Date, each Borrower shall (i) establish lock boxes ("Lock Boxes") or at Agent's discretion, blocked accounts ("Blocked Accounts") at one or more of the banks set forth in Disclosure Schedule (3.19), and shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Lock Boxes, and (ii) deposit and cause its Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a Lock
Box) into one or more Blocked Accounts in such Borrower's name or any such Subsidiary's name and at a bank identified in Disclosure Schedule (3.19) (each, a "Relationship Bank"), it being understood that, notwithstanding anything in this Agreement to the contrary, any Lock Boxes and Blocked Accounts established pursuant to the Prepetition Loan Agreement and established procedures with respect to such Lock Boxes and Blocked Accounts are satisfactory to the Agent.

            (b) The Borrowers may maintain, in their name, an account (each a "Disbursement Account" and collectively, the "Disbursement Accounts") at a bank reasonably acceptable to Agent into which Agent shall, from time to time, deposit proceeds of Revolving Credit Advances and Swing Line Advances made to the Borrowers pursuant to Section 1.1 for use by the Borrowers solely in accordance with the provisions of Section 1.4; it being understood that any Disbursement Accounts established pursuant to the Prepetition Loan Agreement are satisfactory to the Agent.

            (c) On or before the Closing Date (or such later date as Agent shall consent to in writing), each bank where a Disbursement Account is maintained and all other Relationship Banks shall have entered into tri-party blocked account agreements with Agent, for the benefit of itself and Lenders, and the applicable Borrower and Subsidiaries thereof, as applicable, in form and substance reasonably acceptable to Agent, which shall become operative on or prior to the Closing Date; it being understood that any such agreements entered into between any such banks and the Prepetition Agent and currently in effect shall be acceptable to the Agent, notwithstanding anything in this Agreement to the contrary. Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account are held by such bank as agent or bailee-in-possession for Agent, on behalf of itself and Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the Closing Date (A) with respect to banks at which a Blocked Account is maintained, such bank agrees, from and after the receipt of a notice

(an "Activation Notice") from Agent (which Activation Notice may be given by Agent at any time at which an Event of Default has occurred and is continuing (any of the foregoing being referred to herein as an "Activation Event")), to forward immediately all amounts in each Blocked Account to such account a is designated by Agent in the Activation Notice. From and after the date Agent has delivered an Activation Notice to any bank with respect to any Blocked Account(s), no Borrower shall, or shall cause or permit any Subsidiary thereof to, accumulate or maintain cash in Disbursement Accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

            (d) So long as no Default or Event of Default has occurred and is continuing, Borrowers may amend Disclosure Schedule (3.19) to add or replace a Relationship Bank, Lock Box or Blocked Account or to replace any Disbursement Account; provided, that (i) Agent shall have consented in writing in advance to the opening of such account or Lock Box with the relevant bank and (ii) prior to the time of the opening of such account or Lock Box, the applicable Borrower or its Subsidiaries, as applicable, and such bank shall have executed and delivered to Agent a tri-party blocked account agreement, in form and substance reasonably satisfactory to Agent. Borrowers shall close any of their accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within thirty (30) days following notice from Agent that the creditworthiness of any bank holding an account is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within sixty (60) days following notice from Agent that the operating performance, funds transfer or availability procedures or performance with respect to accounts or Lock Boxes of the bank holding such accounts or Agent's liability under any tri-party blocked account agreement with such bank is no longer acceptable in Agent's reasonable judgment.

            (e) The Lock Boxes, Blocked Accounts and the Disbursement Accounts shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which each Borrower and each Subsidiary thereof shall have granted a Lien to Agent, on behalf of itself and Lenders, pursuant to the Security Agreement.

            (f) All amounts deposited in the Collection Account shall be deemed received by Agent in accordance with Section 1.10 and shall be applied (and allocated) by Agent in accordance with Section 1.11. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

            (g) Each Borrower shall and shall cause its officers, employees, agents, directors with such Borrower (each a "Related Person") to (i) hold in trust for Agent, for the benefit of itself and Lenders, all checks, cash and other items of payment received by such Borrower or any such Related Person, and
(ii) within one (1) Business Day after receipt by such Borrower or any such Related Person of any checks, cash or other items of payment, deposit the same into a Blocked Account of such Borrower. Each Borrower acknowledges and agrees that all cash, checks or other items of payment constituting proceeds of Collateral are part of the Collateral. All proceeds of the sale or other disposition of any Collateral, shall be deposited directly into the applicable Blocked Accounts.

                            ANNEX E (SECTION 4.1(a))
                                       TO
                                CREDIT AGREEMENT

                        FINANCIAL STATEMENTS -- REPORTING

            Borrowers shall deliver or cause to be delivered to Agent the following:

            (a) Monthly Financials. To Agent, within thirty (30) days after the end of each Fiscal Month, financial information regarding Borrowers and their Subsidiaries, certified by the Chief Financial Officer of Borrower Representative, consisting of consolidated, and, upon request by Agent, consolidating (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Month; and (ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments). Such financial information shall be accompanied by the certification of the Chief Financial Officer of Borrower Representative that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of Borrowers and their Subsidiaries, on a consolidated basis, and if requested by Agent, consolidating basis, in each case as at the end of such Fiscal Month and for that portion of the Fiscal Year then ended (provided that, with respect to any requests for consolidating statements, Agent provides Borrower Representative with reasonable notice of any such request sufficient to allow Borrowers to prepare consolidating statements using commercially reasonable efforts) and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. Such financial information shall be accompanied by a statement in reasonable detail showing the calculations used in determining compliance with each of the Financial Covenants that is tested on a monthly basis

            (b) Quarterly Financials. To Agent, within forty-five (45) days after the end of each of the first three Fiscal Quarters, consolidated, and, upon request by Agent, consolidating, financial information regarding Borrowers and their Subsidiaries, certified by the Chief Financial Officer of Borrower Representative, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and
(ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments)(provided that, with respect to any requests for consolidating statements, Agent provides Borrower Representative with reasonable notice of any such request sufficient to allow Borrowers to prepare consolidating statements using commercially reasonable efforts). Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a "Compliance Certificate" showing the calculations used in determining compliance with each of the Financial Covenants that is tested on a quarterly basis and (B) the certification of the Chief Financial

Officer of Borrower Representative that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Borrowers and their Subsidiaries, on both a consolidated and, upon request by Agent, consolidating basis (subject to the reasonable notice and time requirements described above), as at the end of such Fiscal Quarter and for that portion of the Fiscal Year then ended, (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrowers shall deliver to Agent, within forty-five (45) days after the end of each of the first three Fiscal Quarters, a management discussion and analysis that includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year.

            (c) Operating Plan. To Agent, as soon as available, but not later than sixty (60) days after the end of each Fiscal Year, an annual operating plan for Borrowers, on a consolidated basis and, upon request by Agent, consolidating basis, approved by the Board of Directors of Borrowers, for the following Fiscal Year, which (i) includes a statement of all of the material assumptions on which such plan is based, (ii) includes monthly balance sheets, income statements and statements of cash flows for the following year and (iii) integrates sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities (provided that, with respect to any requests for consolidating statements, Agent provides Borrower Representative with reasonable notice of any such request sufficient to allow Borrowers to prepare consolidating statements using commercially reasonable efforts) .

            (d) Annual Audited Financials. To Agent, within ninety (90) days after the end of each Fiscal Year, audited Financial Statements for Borrowers and their Subsidiaries on a consolidated basis and, upon request by Agent, (unaudited) consolidating basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP and certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Agent (provided that, with respect to any requests for consolidating statements, Agent provides Borrower Representative with reasonable notice of any such request sufficient to allow Borrowers to prepare consolidating statements using commercially reasonable efforts). Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the Financial Covenants, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred with respect to the Financial Covenants (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (iv) the certification of the Chief Executive Officer or Chief Financial Officer of Borrowers that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrowers and their Subsidiaries on a consolidated and, upon request by Agent, consolidating basis (subject to the reasonable notice and time requirements described above), as at the end of such Fiscal Year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

            (e) Management Letters. To Agent, within five (5) Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants.

            (f) Default Notices. To Agent, as soon as practicable, and in any event within five (5) Business Days after an executive officer of any Borrower has actual knowledge of the existence of any Default, Event of Default or other event that has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

            (g) SEC Filings and Press Releases. To Agent, promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person.

            (h) Subordinated Debt and Equity Notices. To Agent, as soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any Subordinated Debt or Stock of such Person, and, within two (2) Business Days after any Credit Party obtains knowledge of any matured or unmatured event of default with respect to any Subordinated Debt, notice of such event of default.

            (i) Supplemental Schedules. To Agent, supplemental disclosures, if any, required by Section 5.6.

            (j) Litigation. To Agent in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against any Credit Party that (i) seeks damages in excess of $500,000, (ii) seeks injunctive relief which, if granted, could be reasonably expected to have a Material Adverse Effect, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities or (vi) involves any product recall.

            (k) Insurance Notices. To Agent, disclosure of losses or casualties required by Section 5.4.

            (l) Lease Default Notices. To Agent, (i) within two (2) Business Days after receipt thereof, copies of any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located and (ii) such other notices or documents as Agent may reasonably request.

            (m) Hedging Agreements. To Agent within two (2) Business Days after entering into such agreement or amendment, copies of all interest rate, commodity or currency hedging agreements or amendments thereto.

            (n) Other Documents. To Agent, such other financial and other information respecting any Credit Party's business or financial condition as Agent or any Lender shall from time to time reasonably request.

            (o) Bankruptcy Matters. To Agent, copies of all monthly reports, projections, or other information respecting Borrowers' or any Subsidiary of Borrowers' business or financial condition or prospects as well as all pleadings, motions, applications and judicial information filed by or on behalf of Borrowers with the Bankruptcy Court or provided by or to the U.S. Trustee (or any monitor or interim receiver, if any, appointed in the Chapter 11 Case) or the Committee, at the time such document is filed with the Bankruptcy Court, or provided by or, to the U.S. Trustee (or any monitor or interim receiver, if any, appointed in the Chapter 11 Case) or the Committee.

            (q) Budget Analysis. To Agent, not later than Wednesday in each calendar week, a Budget variance report, in form and scope reasonably acceptable to the Agent, which report shall compare actual cash receipts and disbursements of the Borrowers with amounts provided for in the Budget on a line-by-line and aggregate basis for the cumulative period from the Closing Date to the end of the preceding week.

                            ANNEX F (SECTION 4.1(b))
                                       TO
                                CREDIT AGREEMENT

                               COLLATERAL REPORTS

            At (i) all times on and after January 1, 2005 and (ii) as required under Section 2.2(e) of the Credit Agreement, Borrowers shall deliver or cause to be delivered the following:

            (a) To Agent, upon its request, and in any event no less frequently than 12:00 p.m. (New York time) five (5) Business Days after the end of each Fiscal Month beginning on such date following the end of the December, 2004 fiscal month (together with a copy of all or any part of the following reports requested by any Lender in writing after the Closing Date), each of the following reports, each of which shall be prepared by the applicable Borrower as of the last day of the immediately preceding Fiscal Month or the date two (2) days prior to the date of any such request:

                  (i) a Borrowing Base Certificate with respect to the Borrowers, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

                  (ii) with respect to the Borrowers, a monthly trial balance showing Accounts outstanding aged from invoice date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

            (b) To Agent, on a weekly basis (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing
Date), collateral reports with respect to the Borrowers, including all additions and reductions (cash and non-cash) with respect to Accounts of the Borrowers, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion each of which shall be prepared by the Borrowers as of the last day of the immediately preceding week;

            (c) To Agent, at the time of delivery of each of the monthly Financial Statements delivered pursuant to Annex E:

                  (i) a reconciliation of the Accounts trial balance of the Borrowers to the Borrowers' most recent Borrowing Base Certificate, general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

                  (ii) an aging of accounts payable and a reconciliation of that accounts payable aging to the Borrowers' general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

                  (iii) a reconciliation of the outstanding Loans as set forth in the monthly Loan Account statement provided by Agent to the Borrowers' general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

            (d) Such other reports, statements and reconciliations with respect to the Borrowing Base, Collateral or Obligations of any or all Credit Parties as Agent shall from time to time request in its reasonable discretion.

                             ANNEX G (SECTION 6.10)
                                       TO
                                CREDIT AGREEMENT

                               FINANCIAL COVENANTS

            Borrowers shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

            (a) Minimum Cash. Borrowers and their Subsidiaries on a consolidated basis shall not permit their Available Cash to be less than $3,500,000 for three (3) consecutive Business Days at any time.

            (b) Minimum EBITDAR. Borrowers and their Subsidiaries on a consolidated basis shall have, at the end of each calendar month set forth below, EBITDAR for the 1-month period then ended of not less than the following:

   Period                          EBITDAR
   ------                          -------
October 2004                     $1,000,000
November 2004                    $1,500,000
December 2004                    $1,500,000
January 2005                     $2,000,000
February 2005                    $2,200,000
March 2005                       $2,500,000

            Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrowers, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrowers' and their Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified

Public Accountants (or successor thereto or any agency with similar functions),
(ii) changes in accounting principles concurred in by any Borrower's certified public accountants; (iii) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (iv) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDAR in such period. If Agent, Borrowers and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrowers and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of Section 8.1, a breach of a Financial Covenant contained in this Annex G shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Agent.

                            ANNEX H (SECTION 9.9(a))
                                       TO
                                CREDIT AGREEMENT

                            WIRE TRANSFER INFORMATION

Name:             General Electric Capital Corporation
Bank:             Deutsche Bank Trust Company Americas
                  New York, New York
ABA #:            021001033
Account #:        50232854
Account Name:     GECC/CAF Depository
Reference:        CFN5753

                             ANNEX I (SECTION 11.10)
                                       TO
                                CREDIT AGREEMENT

                                NOTICE ADDRESSES

(A)   If to Agent or GE Capital, at
      General Electric Capital Corporation
      201 Merritt 7
      Norwalk, CT 06851
      Attention: Christian Donohue, Account Manager
      Telecopier No.: 203-956-4559
      Telephone No.: 203-956-4755

      with copies to:

      General Electric Capital Corporation
      201 Merritt 7
      Norwalk, CT 06851
      Attention: Rebecca Docu
      Telecopier No.: 203-956-4559
      Telephone No.: 203-229-5719

      General Electric Capital Corporation
      201 Merritt 7
      Norwalk, CT 06851
      Attention: Sarfraz Hassan
      Telecopier No.: 203-229-5791
      Telephone No.: 203-229-5726

      and

(B)   If to any Debtor, to Borrower Representative, at

      Choice One
      100 Chestnut Street, Suite 600
      Rochester, NY 14604
      Attention: Ajay Sabherwal
      Telecopier No.: 585-530-2739
      Telephone No.: 585-530-2899

      with copies to:

      Choice One
      100 Chestnut Street, Suite 600
      Rochester, NY 14604
      Attention: Elizabeth McDonald
      Telecopier No.: 585-687-7805
      Telephone No.: 585-687-7972

      Weil, Gotshal & Manges LLP
      767 Park Avenue
      New York, NY 10153
      Attention: Jeffrey Tanenbaum, Esq.
      Telecopier No.: 212-310-8007
      Telephone No.: 212-310-8000

      and

(C)   If to the Bridge Lender Steering Committee, at
      Choice One Bridge Lender Steering Committee
      c/o Ira Dizengoff, Esq.
      Akin Gump Strauss Hauer & Feld LLP
      590 Madison Avenue
      New York, NY 10022
      Telecopier No.: 212-872-1002
      Telephone No.: 212-872-1096

(D)   If to Swap Issuer, at
      Wachovia Bank, N.A.
      301 South College Street, DC-5
      Charlotte, NC 28288-0537
      Attention: Joel Thomas
      Telecopier No.: 704-383-6249
      Telephone No.: 704-383-4281

      with copies to:

      O'Melveny & Myers LLP
      Times Square Tower
      7 Times Square
      New York, New York  10036
      Attention: Nadia Burgard, Esq.
      Telecopier No.: 212-326-2061
      Telephone No.: 202-326-2000

(E)   If to Senior Lender Steering Committee:
      Andrew V. Tenzer, Esq.
      Shearman and Sterling LLP
      599 Lexington Avenue
      New York, NY 10022
      Telecopier No.: 646-848-8166
      Telephone No.: 212-848-8166

(F)   If to Varde Investment Partners, L.P.:
      c/o Varde Partners, Inc.
      8500 Normandale Lake Blvd., Suite 1570
      Minneapolis, MN 55437
      Attn: Jeffrey A. Thuringer
      Telecopier No.: 952-893-9613
      Telephone No.: 952-646-2071

(G)   If to QP SFM Capital Holdings Limited:
      c/o Soros Fund Management LLC
      888 Seventh Avenue
      New York, NY 10106
      Attn: Suzanne Auerbach, Compliance Department
      Telecopier: 917-206-4142
      Telephone: 212-397-5518

The Registrant has omitted from this filing the Annexes listed below. The Registrant will furnish supplementally to the Commission, upon request, a copy of any omitted Annex.

Annex B (Section 1.2) to the Credit Agreement - Budget

Annex D (Section 2.1(a)) to the Credit Agreement - Closing Check List

Annex J (From Annex A - Commitments Definition) to the Credit Agreement